SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

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Allscripts Healthcare Solutions, Inc.

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222 Merchandise Mart Plaza, Suite 2024

Chicago, IL 60654

Telephone: (866) 358-6869

Facsimile: (312) 506-1201

April 30, 2007

Fellow Stockholders:

You are cordially invited to attend the Allscripts Healthcare Solutions, Inc. Annual Meeting of Stockholders on Tuesday, June 19, 2007 at 10:00 a.m., Central Time. The meeting will be held at Allscripts’ principal offices located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

This Notice of Annual Meeting and this Proxy Statement describe the business to be transacted at the meeting and provides other information concerning Allscripts of which you should be aware when you vote your shares. Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. All stockholders are welcome to attend the Annual Meeting.

It is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask that you sign, date and return the enclosed proxy card or proxy voting instruction form as soon as possible in the enclosed return envelope. You may also cast your vote by telephone or over the Internet if these options are available on your proxy card. If such voting method is used, then you do not need to return your proxy card by mail. In any event, please vote as soon as possible.

On behalf of the Allscripts Board of Directors and our management team, I would like to express our appreciation for your interest in Allscripts.

Sincerely,

Glen E. Tullman

Chairman and Chief Executive Officer

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

222 Merchandise Mart Plaza, Suite 2024

Chicago, IL 60654

Notice of Annual Meeting of Stockholders

June 19, 2007

The Annual Meeting of Stockholders of Allscripts Healthcare Solutions, Inc. will be held at 10:00 a.m., Central Time, on Tuesday, June 19, 2007, at our corporate headquarters located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois, for the following purposes:

1.	to elect three directors to each serve a term of three years;

2.	to approve an amendment to the Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan to increase the number of shares we may issue under the plan by 1,500,000;

3.	to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2007; and

4.	to transact any other business that properly comes before the meeting.

You are entitled to notice of and to vote at the Annual Meeting if you were a shareholder of record of Allscripts Healthcare Solutions, Inc. common stock at the close of business on Monday, April 23, 2007.

Your vote is important. We urge you to vote your shares promptly, even if you plan to attend the meeting. You may vote over the Internet, by telephone or by returning the enclosed proxy card. Specific instructions on how to vote can be found on the proxy card.

By Order of the Board of Directors,

Lee Shapiro

President and Secretary

April 30, 2007

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Proxy Statement

Annual Report on Form 10-K

We have enclosed with this proxy statement a copy of our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2006, without exhibits. You may access the exhibits described in the Form 10-K through our website at www.allscripts.com or obtain a copy of the exhibits for a fee upon request. Please contact Lee Shapiro, Secretary, Allscripts Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

This proxy statement and form of proxy are first being sent to stockholders on or about May 4, 2007.

QUESTIONS AND ANSWERS

What am I voting on?

We are soliciting your vote on the following:

1.	the election of three directors to each serve a term of three years;

2.	the approval of an amendment to the Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan to increase the number of shares we may issue under the plan by 1,500,000; and

3.	the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2007.

Who may vote?

Allscripts stockholders at the close of business on April 23, 2007, the record date, are entitled to vote. On that date, there were 55,356,264 shares of Allscripts common stock outstanding.

How many votes do I have?

Each share that you own of Allscripts common stock entitles you to one vote.

How do I vote?

All stockholders may vote by mail. You also may vote by telephone or over the Internet, if your proxy card makes these options available. To vote by mail, please sign, date and mail your proxy in the postage paid envelope provided. To vote by telephone or via the Internet, please follow the instructions on your proxy card. If you hold your shares through a bank or broker and they do not offer telephone or Internet voting or if these options are not available on your proxy card, please complete and return your proxy by mail. If you attend the Annual Meeting in person and would like to vote then, we will give you a ballot at the meeting. If your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 23, 2007, the record date for voting.

How does discretionary voting authority apply?

If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Glen E. Tullman, Chairman and Chief Executive Officer, and William J. Davis, Chief Financial Officer, to vote for the items discussed in these proxy materials and any other matter that is properly raised at the Annual Meeting. In such a case, your vote will be cast FOR the election of each director nominee, FOR the approval of the amendment to our Stock Incentive Plan, FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2007 and FOR or AGAINST any other properly raised matters, at the discretion of Messrs. Tullman and Davis.

May I revoke my proxy?

You may revoke your proxy at any time before it is exercised in one of four ways:

1.	Notify our Secretary in writing before the Annual Meeting that you are revoking your proxy.

2.	Submit another proxy with a later date.

3.	Vote by telephone or Internet after you have given your proxy(if your proxy card makes these options available).

4.	Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy card?

Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of one-third of the total number of shares of Allscripts common stock issued and outstanding as of the record date constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or over the Internet, or if you attend the Annual Meeting.

Abstentions and broker non-votes are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. A broker non-vote occurs when a bank or broker submits a proxy that does not indicate a vote for a proposal because he or she does not have voting authority and has not received voting instructions from you. Please note that banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals, such as the approval of the amendment to the Stock Incentive Plan. “Routine” matters include the election of directors and the ratification of the appointment of Grant Thornton LLP as our independent registered accounting firm.

What vote is required to approve the proposals?

Election of Directors: A plurality of the votes cast will elect directors. This means that the three nominees who receive the highest number of votes will be elected. If you do not want to vote your shares for a particular nominee, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or Internet voting.

Approval of the Amendment to our Stock Incentive Plan: Approval of the amendment to our Stock Incentive Plan requires the affirmative vote of a majority of the shares present or represented by proxy and having the power to vote at the Annual Meeting. An abstention will have the effect of a vote against the approval of the amendment, but a broker non-vote will have no effect.

Ratification of the appointment of the Independent Registered Public Accounting Firm: Although we are not required to submit the appointment of our independent registered public accounting firm to a vote of stockholders, we believe that it is appropriate to ask that you ratify the appointment. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2007 requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting. An abstention will have the effect of a vote against the ratification of the appointment of Grant Thornton LLP.

How do I submit a stockholder proposal?

The deadline has passed for submitting a proposal to be raised at the 2007 Annual Meeting of Stockholders. To submit a proposal to be included in our proxy statement for the 2008 Annual Meeting of Stockholders, you must submit a proposal no later than January 4, 2008. Your proposal must comply with the proxy rules of the Securities and Exchange Commission. You should send your proposal to our Secretary at our address on the cover of this proxy statement.

You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2008 Annual Meeting of Stockholders. We must receive your proposal in writing on or after January 20, 2008, but no later than February 19, 2008. To be properly brought before an annual meeting, our by-laws require that your proposal give: (1) a brief description of the business you want to bring before the meeting; (2) your name and address as they appear on our stock records; (3) the class and number of shares of Allscripts that you beneficially own; and (4) any interest you may have in the business you want to bring before the meeting. You should send your proposal to our Secretary at the address on the cover of this proxy statement.

Who pays to prepare, mail and solicit the proxies?

We will pay all of the costs of preparing, mailing and soliciting these proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.

Proposal 1

ELECTION OF DIRECTORS

Eight directors currently serve on our Board of Directors. The directors are divided into three classes. Each director serves for a term of three years, until a qualified successor director has been elected, or until he resigns or is removed by the Board. At this Annual Meeting, you will be asked to elect three directors. The remaining five directors will continue to serve on the Board as described below. The 2007 nominees are Messrs. Robert A. Compton, Michael J. Kluger, and John P. McConnell. All nominees currently serve on our Board of Directors.

Your shares will be voted in person at the Annual Meeting as you specify on the enclosed proxy card, by telephone or Internet voting. If you do not specify how you want your shares voted, we will vote them FOR the election of Messrs. Compton, Kluger, and McConnell. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for a nominee, your shares will be voted FOR that other person or, alternatively, the Board may elect to reduce the size of the Board of Directors. The Board does not anticipate that any nominee will be unable to serve. The nominees and continuing directors have provided the following information about themselves.

Nominees

Robert A. Compton, 51, was elected to our Board of Directors in August 2003. In 2005, Mr. Compton founded Vontoo Corporation, an on-demand, permission-based voice messaging company and currently serves as its Chief Executive Officer. Previously, he was Founder and Chief Executive Officer of NoInk Communications, a provider of handheld and web-based software solutions for pharmaceutical and medical device sales professionals, from 2002 until the company’s sale in 2004. From 1999 to January 2000, Mr. Compton was President of the Neurologic Technologies Division of Medtronic, Inc., a medical technology company. From 1997 until 1999, Mr. Compton was President and Chief Operating Officer of Sofamor Danek Group, Inc., a medical device manufacturer, which was acquired by Medtronic, Inc. in January 1999. From 1988 until 1997, Mr. Compton served as general partner of CID Equity Partners, a venture capital firm. Mr. Compton currently serves as the Chairman of the Board on the board of directors of Exact Target.

Michael J. Kluger, 50, was elected to our Board of Directors in 1994. Since 1992, Mr. Kluger has served as a Managing Director of Liberty Capital Partners, Inc., a New York investment management firm and the general partner of Liberty Partners, L.P. Since November 2001, Mr. Kluger is a Managing Director of AIG Altaris Health Partners, L.P., a private equity healthcare firm, and from June 2001 to March 2005, Mr. Kluger served on the board of directors of ConnectiCare, Inc.

John P. McConnell, 56, was appointed to our Board of Directors on March 7, 2006, in connection with Allscripts’ acquisition of A4 Health Systems, Inc. (“A4”), where he served as A4’s Chief Executive Officer and Chairman from 1998 until the completion of the sale to Allscripts. From 1982 until 1998, Mr. McConnell served as the Chief Executive Officer and Chairman of Medic Computer Systems, a company co-founded by Mr. McConnell and sold to Misys Healthcare Systems in 1998. Since 1998, Mr. McConnell has been a manager of McConnell Venture Partners Fund, LLC, which provided venture funding to A4 prior to Mr. McConnell’s appointment as Chief Executive Officer and Chairman. Mr. McConnell is currently a member of the board of directors of Blackbaud, Inc., Med3000, Inc. and the 2004 WakeMed Foundation in North Carolina.

Directors Continuing Until the 2008 Annual Meeting

M. Fazle Husain, 43, was elected to our Board of Directors in April 1998. Mr. Husain is a Managing Director of Morgan Stanley and Managing Member of Morgan Stanley Venture Partners III, L.L.C. and its affiliated entities, a late stage venture capital fund, investing primarily in companies in the medical technology and information technology sectors. Mr. Husain joined Morgan Stanley in 1987, and since 1991 has focused on investing in healthcare and software companies. He currently serves on the board of directors of several privately held medical and software companies and has served on the board of directors of Cross Country Healthcare, Inc.

Glen E. Tullman, 47, joined Allscripts as Chief Executive Officer in August 1997 to lead our transition into the Healthcare Information Sector. In May 1999, Mr. Tullman became our Chairman of the Board. Prior to joining Allscripts from October 1994 to July 1997, Mr. Tullman was Chief Executive Officer of Enterprise Systems, Inc., a healthcare information services company providing resource management solutions to large integrated healthcare networks. From 1983 to 1994, Mr. Tullman served in a number of management roles, including President and Chief Operating Officer, of CCC Information Services, Inc., a provider of information systems to property and casualty insurers. Mr. Tullman currently serves on the board of directors of Extended Care Information Network, Inc. and the Juvenile Diabetes Research Foundation, Illinois Chapter.

Directors Continuing Until the 2009 Annual Meeting

Marcel L. “Gus” Gamache, 64, was elected to our Board of Directors in August 2003. From 1994 to 2005, Mr. Gamache was President and Chief Executive Officer of ConnectiCare, a Farmington, Connecticut-based managed care company serving more than 270,000 members in Connecticut and western Massachusetts. Prior to his work at ConnectiCare, Mr. Gamache was employed for 19 years at Blue Cross and Blue Shield of Massachusetts where he served as internal auditor, Controller and Senior Vice President for Information Services.

Bernard Goldstein, 76, was elected to our Board of Directors in 2001. From 1979 to 1996, Mr. Goldstein was a Managing Director of Broadview International, LLC, a financial services firm specializing in merger and acquisition transactions for communications, IT, and media companies. Thereafter, he served as a director of Broadview until 2002. He is a past President of the Information Technology Association of America, the industry trade association of the computer service industry, and past Chairman of the Information Technology Foundation. Mr. Goldstein was a director of Apple Computer Inc. until August 1997, and a director of Sungard Data Systems, Inc. until 2005.

Philip D. Green, 56, was elected to our Board of Directors in 1992. Mr. Green is President, Strategic Business Initiatives (SBI), of the University of Pittsburgh Medical Center (UPMC). Mr. Green also is Of Counsel in the Washington, D.C. office of Drinker Biddle & Reath LLP. Before joining UPMC in July 2006, Mr. Green was a partner with the law firm of Gardner Carton & Douglas, LLP since June 2004. From June 2000 until June 2004, Mr. Green was a partner with Akin, Gump, Strauss, Hauer & Feld, L.L.P. From 1989 until June 2000, Mr. Green was a partner with the law firm of Green, Stewart, Farber & Anderson, P.C., of which Mr. Green was a founding partner. From 1978 through 1989, Mr. Green was a partner in the Washington, D.C. based law firm of Schwalb, Donnenfeld, Bray & Silbert, P.C. Mr. Green serves on the board of directors of I-trax, Inc.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 2006, our Board of Directors met nine times. In addition to meetings of the full Board, directors attended meetings of the Board committees. Allscripts has standing Audit, Compensation, and Nominating and Governance Committees. Robert A. Compton serves as the lead independent director and focuses on key governance issues, board self-evaluations and the Chief Executive Officer evaluation. In 2006, Mr. Compton, Mr. Green and Mr. Husain attended eight of the nine meetings, Mr. McConnell attended all five meetings that occurred subsequent to his election to the Board on March 7, 2006 and all other directors attended all nine meetings. All Board members attended at least 75% of their requisite committee meetings.

The Audit Committee is responsible for ensuring the integrity of the financial information reported by Allscripts. In accordance with its written charter, the Audit Committee is directly responsible for appointment, compensation, retention and oversight of the work of the independent auditor, approves the scope of annual audits performed by the independent auditor, and reviews the results of those audits. In addition, the Audit Committee oversees the accounting and financial reporting process of Allscripts and meets with management, the independent auditors and Allscripts internal staff to review audit results and opinions, as well as financial, accounting and internal control matters. Michael J. Kluger, Marcel L. “Gus” Gamache and Bernard Goldstein serve on the Audit Committee. Mr. Kluger serves as the Chairman of the Audit Committee. The Board of Directors has determined that each of the members of the Audit Committee is independent in accordance with the regulations of the Securities and Exchange Commission and the listing standards of the Nasdaq Global Select Market (“Nasdaq”). In addition, the Board of Directors has determined that each member of the Audit Committee has a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. Finally, the Board of Directors has determined that Mr. Goldstein is an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The Audit Committee has adopted a charter that specifies the composition and responsibilities of the committee. A copy of the Audit Committee Charter is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Secretary at the address shown on the front cover of this proxy statement. During 2006, the Audit Committee met six times.

The Compensation Committee determines executive officers’ salaries, bonuses and other compensation and administers our Amended and Restated 1993 Stock Incentive Plan and our 2001 Non-statutory Stock Option Plan. Additionally, the Compensation Committee makes recommendations to the Board regarding the compensation of non-management directors. Philip D. Green, M. Fazle Husain and Michael J. Kluger serve on the Compensation Committee. Mr. Green serves as the Chairman of the Compensation Committee. The Board of Directors has determined that each of the members of the Compensation Committee is independent in accordance with the regulations of the Securities and Exchange Commission and the listing standards of Nasdaq. The Compensation Committee has adopted a charter that specifies the composition and responsibilities of the Committee, which is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Secretary at the address shown on the cover of this proxy statement. During 2006, the Compensation Committee met five times. For additional information regarding the Compensation Committee and the role of the Chief Executive Officer regarding individual compensation actions, see “Executive Compensation—Compensation Discussion and Analysis”.

The Compensation Committee periodically reviews the compensation program for non-employee directors in comparison to the practices of a peer group. Based upon this review, the Compensation Committee may recommend to the Board of Directors adjustments to the compensation of non-employee directors to bring director compensation in line with competitive practices. As described under “Director Compensation” in this proxy statement, in 2006, non-employee director compensation included restricted stock grants. The pay objective for non-employee directors is to provide a competitive level and mix of pay that enhances the Company’s ability to attract and retain highly qualified directors.

The Nominating and Governance Committee assists the Board in identifying qualified individuals to become Board members and recommending to the Board the director nominees; develops and recommends to the Board corporate governance guidelines applicable to Allscripts; leads the Board in its annual review of the Board’s performance; reviews and assesses succession planning; and makes recommendations to the Board with respect to the assignment of individual directors to various committees. The Committee has adopted a charter that specifies the composition and responsibilities of the Nominating and Governance Committee, which is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Secretary at the address shown on the cover of this proxy statement. Marcel L. “Gus” Gamache and Philip D. Green serve on the Nominating and Governance Committee. The Board of Directors has determined that each of the current members of the Nominating and Governance Committee is independent in accordance with the regulations of the Securities and Exchange Commission and the listing standards of Nasdaq. During 2006, the Nominating and Governance Committee met once.

GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has adopted a set of Corporate Governance Guidelines to assist the Board of Directors in the exercise of its responsibilities. The Corporate Governance Guidelines cover topics including, but not limited to, director qualification standards, Board and committee composition, director requirements regarding service, director compensation, director access to management and independent advisors, director orientation and continuing education, succession planning and the annual evaluations of the Chief Executive Officer and the Board and its committees. The Nominating and Governance Committee is responsible for overseeing and reviewing the Corporate Governance Guidelines and recommending to the Board any changes to the guidelines. The full text of the Corporate Governance Guidelines is available on our website at www.allscripts.com.

Code of Conduct

We have adopted a Code of Conduct that applies to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and senior financial and accounting officers. Our Code of Conduct requires that all of our directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in Allscripts’ best interest. We maintain a current copy of our Code of Conduct, and will promptly post any amendments to or waivers of our Code of Conduct, on our website at www.allscripts.com. Stockholders may request a written copy of the Code of Conduct by writing to our Secretary at the address shown on the cover of this proxy statement.

In furtherance of our procedures to ensure compliance with the Sarbanes Oxley Act of 2002, each of our employees is required to complete an annual on-line, interactive education program concerning policies of our Code of Conduct.

Director Independence

Each of our directors other than Mr. Tullman and Mr. McConnell qualifies as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq definition of independence includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. As required by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by each director and by Allscripts with regard to each director’s business and personal activities as they may relate to Allscripts and Allscripts’ management. With respect to Mr. Compton, the Board considered that he serves as Chairman of the Board of an e-mail marketing solutions company to which Allscripts has paid less than $60,000 during each of the last two years. In addition, with respect to Mr. Goldstein, Mr. Compton and Mr. Green, the Board considered that each of these directors has an investment of less than 0.1% of a privately-held company in which Mr. Tullman serves as a director and owns an interest of approximately 2.3%. The Board of Directors concluded that each of Mr. Compton, Mr. Gamache, Mr. Goldstein, Mr. Green, Mr. Husain and Mr. Kluger are independent within the meaning of independence under the listing standards of Nadsaq. Allscripts’ Corporate Governance Guidelines require the independent members of the Board of Directors to meet at least twice per year in executive sessions without management.

Communications with Directors

Interested parties may communicate concerns to any of our non-management directors by writing to the director in care of our Secretary at the address shown on the cover of this proxy statement. In accordance with the policy adopted by our non-management directors, our Secretary will promptly relay to the addressee all communications that he determines require prompt attention by a non-management director and will regularly provide the non-management directors with a summary of all communications addressed to non-management directors.

Nominations for Directors

The Nominating and Governance Committee is responsible for the proposal of nominees for service as directors and will consider recommendations offered by stockholders in accordance with our by-laws. The Nominating and Governance Committee selects individuals as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business and willingness to devote the necessary time to Board duties. In considering individuals for nomination, the Nominating and Governance Committee consults with the Chief Executive Officer. An existing director’s qualifications in meeting these criteria are considered each time such director is re-nominated for Board membership. Assuming that appropriate biographical and background information is provided to the Nominating and Governance Committee, the Nominating and Governance Committee would apply the same process and standards to the evaluation of each potential director nominee, regardless of whether he or she is recommended by one or more stockholders or is identified by some other method.

The Nominating and Governance Committee may hire outside advisors to assist it in identifying and/or evaluating potential director nominees. The Nominating and Governance Committee did not utilize outside advisors in deciding to nominate the director candidates for the upcoming Annual Meeting of Stockholders. If you wish to recommend a nominee for director for the 2008 Annual Meeting of Stockholders, our Secretary must receive your written nomination on or after January 20, 2008, but no later than February 19, 2008. You should submit your proposal to the Secretary at our address on the cover of this proxy statement. Our by-laws require that you provide: (1) your name and address and the name and address of the nominee; (2) a statement that you are a record holder of Allscripts common stock entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (3) a description of all arrangements or understandings under which you are making the nominations; (4) any other information that the rules of the Securities and Exchange Commission require to be included in a proxy statement; and (5) the nominee’s agreement to serve as a director, if elected.

Attendance at Annual Meeting

All members of our Board of Directors are invited to attend our annual meeting of stockholders. Their attendance, however, is not required. Last year, Mr. Tullman represented the Board at our meeting.

DIRECTOR COMPENSATION

Each non-employee director is paid $1,500 for each Board of Directors meeting attended in person, and each director is reimbursed for travel expenses incurred when attending meetings. Under our Amended and Restated 1993 Stock Incentive Plan, directors who are not Allscripts employees are eligible to receive stock awards in the form of stock options, restricted stock, or restricted stock units at the discretion of the Board of Directors or the Compensation Committee. Mr. Tullman, who is our Chairman and Chief Executive Officer, does not receive any additional compensation for services as a director.

2006 Non-Employee Director Compensation Table

The table below summarizes compensation for non-employee directors during 2006.

	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	Total ($)
Robert A. Compton	7,500	23,762	31,262
Marcel L. “Gus” Gamache	7,500	17,822	25,322
Bernard Goldstein	7,500	11,881	19,381
Philip D. Green	6,000	11,881	17,881
M. Fazle Husain	7,500	11,881	19,381
Michael J. Kluger	7,500	17,822	25,322
John P. McConnell	7,500	—	7,500

(1)	This column reports the amount of cash compensation earned in 2006. Each non-employee director receives a fee of $1,500 for attendance at Board meetings. No fees are paid for telephonic meetings. We reimburse each non-employee director for expenses associated with attending Board and committee meetings and other Board-related activities.
(2)	The dollar value represents the amount Allscripts recognized for financial statement reporting purposes in 2006 in accordance with Statement of Financial Accounting Standards No. 123 (Revised), “Share-Based Payment” (FAS 123(R)) for restricted stock awards granted on January 17, 2006. The restricted stock awards vest 25% on each of the first four anniversary dates from the grant date. Such awards become fully vested in the event of a “Change of Control” of Allscripts, as defined in the Restricted Stock Award Agreements relating to such grants, and, as to each director, in the event such director is not re-elected to the Allscripts Board of Directors. Any dividends are subject to the same restrictions as the underlying shares. All shares of restricted stock issued to a director are included in such director’s beneficial ownership of Allscripts common stock, as of April 23, 2007. See Note 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 for additional information regarding the application of FAS 123(R).
(3)	On January 17, 2006, the Compensation Committee approved the following restricted stock awards to non-employee directors:

	Grant Date of Stock Award	Shares of Restricted Stock(#)	Grant Date Fair Value($)
Robert A. Compton	1/17/2006	6,060	99,626
Marcel L. “Gus” Gamache	1/17/2006	4,545	74,720
Bernard Goldstein	1/17/2006	3,030	49,813
Philip D. Green	1/17/2006	3,030	49,813
M. Fazle Husain	1/17/2006	3,030	49,813
Michael J. Kluger	1/17/2006	4,545	74,720

(4)	The table in footnote 3 shows the aggregate number of shares of restricted stock held by each non-employee director as of December 31, 2006. Mr. McConnell did not hold any shares of restricted stock. The aggregate number of options held by each non-employee director as of December 31, 2006 was as follows:

Number of Options Outstanding as of December 31, 2006
Robert A. Compton	35,000
Marcel L. “Gus” Gamache	50,000
Bernard Goldstein	55,000
Philip D. Green	70,200
M. Fazle Husain	—
Michael J. Kluger	90,000
John P. McConnell	—

EXECUTIVE OFFICERS

Following is certain information about the executive officers of Allscripts, based on information furnished by them.

Glen E. Tullman, 47, joined Allscripts as Chief Executive Officer in August 1997 to lead our transition into the Healthcare Information Technology Sector. In May 1999, Mr. Tullman became our Chairman of the Board. Prior to joining Allscripts from October 1994 to July 1997, Mr. Tullman was Chief Executive Officer of Enterprise Systems, Inc., a healthcare information services company providing resource management solutions to large integrated healthcare networks. From 1983 to 1994, Mr. Tullman served in a number of management roles including President and Chief Operating Officer of CCC Information Services, Inc., a provider of information systems to property and casualty insurers. Mr. Tullman currently serves on the board of directors of Extended Care Information Network, Inc. and the Juvenile Diabetes Research Foundation, Illinois Chapter.

William J. Davis, 39, became our Chief Financial Officer in October 2002, and is responsible for Allscripts’ financial operations as well as our human resource and MIS operations. Mr. Davis was the Chief Financial Officer of Lante Corporation, an Internet consulting company, from 2000 until he joined Allscripts and was Controller of Lante Corporation from 1999 through 2000. From 1991 through 1999, Mr. Davis was a Senior Manager in the Technology Group of PriceWaterhouseCoopers LLP. Mr. Davis currently serves on the board of directors of Systems Xcellence, Inc.

Lee A. Shapiro, 51, became President of Allscripts in 2002 and has been with Allscripts since April 2000. Mr. Shapiro has directed our strategic initiatives, including our acquisition of A4 Health Systems, Inc., ChannelHealth Incorporated, Advanced Imaging Concepts, Inc. and RxCentric, as well as other strategic relationships, such as those with IDX Systems Corporation, Microsoft, Dell, Fujitsu and AmerisourceBergen. Prior to joining Allscripts, Mr. Shapiro was the Chief Operating Officer of Douglas Elliman-Beitler, a commercial office management and development company, where he directed all business activities throughout the United States. Previously, Mr. Shapiro was President of SES Properties, Inc., a closely held, fully integrated real estate company based in Carlsbad, California and also the largest retail developer in Las Vegas, Nevada during his tenure. Concurrently, Mr. Shapiro formed City Financial Bancorp and served as its Vice Chairman, responsible for acquisition of financial institutions, financing, regulatory issues, legal affairs, review and restructuring of operations and the ultimate sale of the company. Mr. Shapiro also practiced commercial law at Barack, Ferrazzano, Kirschbaum, Perlman & Nagelberg, a Chicago law firm.

Benjamin Bulkley, 43, joined the company as Chief Operating Officer effective April 24, 2007. Mr. Bulkley brings to the position more than 20 years of operational experience in a variety of senior leadership roles. Mr. Bulkley was most recently Senior Vice President of Global Commercial Operations for Invitrogen Corporation, a provider of essential life science technologies for disease research and drug discovery. Prior to joining Invitrogen Corporation in October 2003, Mr. Bulkley spent 16 years at General Electric Company (“GE”), most recently as Vice President of Global Services for GE’s Medical Systems Information Technologies division. Mr. Bulkley has served on the Board of Directors of the California Healthcare Institute, The Analytical and Life Science Systems Association (ALSSA), and also San Diego’s CONNECT.

Joseph E. Carey, 49, was our Chief Operating Officer from April 1999 through April 17, 2007, at which time he ceased to be an executive officer. Mr. Carey remains an employee of the Company and is assisting the current management team and Mr. Bulkley in the transition of his responsibilities. From September 1998 to April 1999, he served as President and Chief Operating Officer of Shopping@Home, Inc. Prior to that time, he was Senior Vice President and General Manager of the Resource Management Group of HBO & Company, a healthcare software firm. Mr. Carey joined HBOC in 1997 with HBOC’s acquisition of Enterprise Systems, Inc., where he held the role of President from 1993 until the acquisition. Mr. Carey previously served as one of the founding board members for the Microsoft Healthcare Users’ Group (MSHUG) and as a Foundation Member on the board of the College of Healthcare Information Management Executives (CHIME).

David A. Bond, 50, was appointed President of our HealthMatics Unit in March 2006 and brings more than 27 years experience in the computer software industry. From 1998 to 2006, Mr. Bond served in various roles at A4 Health Systems, Inc., (“A4”) a company acquired by Allscripts in March 2006, including Vice President of Sales and Marketing, Executive Vice President of A4’s Ambulatory Division and, most recently, as President and Chief Operating Officer. From 1985 to 1998, Mr. Bond was employed by Medic Computer Systems, a healthcare information systems development company, and served in various leadership roles including Regional Sales Manager, Vice President of Marketing, Vice President of Business Development and Vice President of Customer Support. Mr. Bond began his career by serving as Vice President and co-founder of Specialized Data Systems, a provider of governmental accounting systems. Prior to Allscripts’ acquisition of A4, Mr. Bond served on A4’s Board of Directors and currently serves on the advisory board of East Carolina University College of Business.

Laurie A.S. McGraw, 43, is President of the Allscripts Touchworks unit. Ms. McGraw joined Allscripts in January 2001 as a result of Allscripts’ acquisition of ChannelHealth Incorporated from IDX Systems Corporation. She has spent the past sixteen years focused on clinical automation in various operational roles, responsible for implementations, development, and service groups within IDX and Allscripts. Ms. McGraw served on the 2004 Board of Examiners for the Baldrige National Quality Program.

Donato Tramuto, 50, is President of the Allscripts Physicians Interactive unit. Mr. Tramuto was the former CEO of i3 Global, the Pharmaceutical Business Unit of Ingenix, a UnitedHealth Group Company. Prior to joining UnitedHealth Group in 2004, Mr. Tramuto was one of the founders of Protocare, Inc. and served as the CEO and President of Protocare Sciences, the Pharmaceutical Data and Services Division of Protocare, Inc. In 2002, Mr. Tramuto spearheaded the sale of Protocare Sciences to Analytical Sciences.

John G. Cull, 46, was appointed President of our Medication Services unit in July 2003. From 1991 to 2003, Mr. Cull served in various roles at Allscripts including Controller, Senior Vice President of Finance, Secretary, Treasurer and, from 1995 to 1998, Chief Financial Officer. From 1986 to 1991, Mr. Cull served as Controller of Federated Foods, Inc., a food brokerage company. Prior to joining Federated Foods, Mr. Cull was employed by Arthur Andersen and Co.

T. Scott Leisher, 47, joined Allscripts in March 1998 and has served in a number of executive roles including leading sales and marketing as Executive Vice President, Sales and Marketing. Mr. Leisher currently is the President of the eRX unit and is leading the National Electronic Prescribing Safety Initiative (NEPSI) which is a program to provide electronic prescribing solutions to every physician in the country. Additionally, Mr. Leisher is an Executive Vice President responsible for the Enterprise Sales Team which focuses on the largest enterprise clients and strategic sales opportunities. Prior to joining Allscripts, Mr. Leisher was with CCC Information Services from 1986 to 1998 where he served in a number of management positions, completing his tenure there as Senior Vice President in their Insurance Division.

OWNERSHIP OF ALLSCRIPTS COMMON STOCK

The following table sets forth the number of shares of Allscripts common stock beneficially owned as of April 23, 2007 by:

•

our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers based on compensation earned during 2006 (such five individuals are referred to as “Named Executive Officers” or “NEOs” in this proxy statement);

•	each director;

•	all directors and executive officers as a group; and

•	each stockholder that we know to own beneficially more than 5% of Allscripts common stock based on information filed with the Securities and Exchange Commission.

Beneficial ownership is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares that the holder can vote or transfer and stock options and warrants that are exercisable currently or become exercisable within 60 days. These shares are considered to be outstanding for the purpose of calculating the percentage of outstanding Allscripts common stock owned by a particular stockholder, but are not considered to be outstanding for the purpose of calculating the percentage ownership of any other person. Percentage of ownership is based on 55,356,264 total shares of Allscripts common stock outstanding as of April 23, 2007. Except as otherwise noted, the stockholders named in this table have sole voting and dispositive power for all shares shown as beneficially owned by them.

Named Executive Officers and Directors (1)	Shares of Common Stock Beneficially Owned(9)	Options and Warrants Exercisable Within 60 Days	Total	Percent of Class
Glen E. Tullman	366,994	614,000	980,994	1.8
William J. Davis	17,513	203,000	220,513	*
Lee A. Shapiro	36,384	386,626	423,010	*
Joseph E. Carey	17,513	447,291	464,804	*
David A. Bond	66,718	—	66,718	*
Robert A. Compton	53,420	35,000	88,420	*
Marcel L. “Gus” Gamache	4,545	50,000	54,545	*
Bernard Goldstein	58,028	55,000	113,028	*
Philip D. Green	28,940	70,200	99,140	*
M. Fazle Husain	40,697	—	40,697	*
Michael J. Kluger	30,745	90,000	120,745	*
John P. McConnell (2)	460,601	—	460,601	*
All directors and executive officers as a group (15 persons) (3)	1,245,704	2,051,054	3,296,758	5.7

5% Stockholders	Shares of Common Stock Beneficially Owned	Percent of Class
Franklin Resources, Inc. (4)	6,226,833	11.2
Gilder, Gagnon, Howe & Co. LLC (5)	4,470,709	8.1
Waddell & Reed Financial Inc. (6)	3,802,650	6.9
Lone Pine Capital, LLC (7)	3,735,584	6.7
CNH Partners LLC (8)	2,762,526	5.0

*	Amount represents less than 1% of our common stock.
(1)	Unless otherwise set forth in the following footnotes, the address of each beneficial owner is 222 Merchandise Mart Plaza, Suite 2024, Chicago, IL 60654.

(2)	Of the 460,601 shares of Allscripts common stock being reported, 435,931 shares are held by Mr. McConnell directly, 17,622 shares are held by Mr. McConnell’s spouse and 7,048 shares are held by Mr. McConnell’s children.
(3)	The total beneficial ownership for the 15 directors and executive officers as a group does not include Mr. Carey’s shares as he was not an executive officer as of April 23, 2007.
(4)	Based upon information contained in a Schedule 13G filed with the SEC on February 2, 2007, Franklin Resources, Inc. and related parties have sole voting with respect to 6,195,333 and dispositive power with respect to 6,226,833 shares as of December 31, 2006. The address for Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403-1906.
(5)	Based upon information contained in a Schedule 13G filed with the SEC on February 14, 2007, Gilder, Gagnon, Howe & Co. LLC has sole voting power with respect to 40,733 shares and shared dispositive power with respect to 4,470,709 shares as of December 31, 2006. Its address is 1775 Broadway, 26th Floor, New York, New York 10019.
(6)	Based upon information contained in a Schedule 13G filed with the SEC on February 9, 2007, Waddell & Reed Financial Inc. and related entities have sole voting and dispositive power with respect to 3,802,650 shares as of December 31, 2006. The address for Waddell & Reed Financial Inc. is 6300 Lamar Avenue, Overland Park, KS 66202.
(7)	Based upon information contained in a Schedule 13G filed with the SEC on March 30, 2007, Lone Pine Capital, LLC and related entities have shared voting power with respect to 3,735,584 shares as of March 20, 2007. The address for Lone Pine Capital LLC is Two Greenwich Plaza, Greenwich, Connecticut 06830.
(8)	Based upon information contained in a Schedule 13G/A filed with the SEC on February 7, 2007, CNH Partners LLC has shared voting and dispositive power of debt securities that are convertible into 2,762,526 shares as of December 31, 2006. The address for CNH Partners LLC is Two Greenwich Plaza, Greenwich, Connecticut 06830.
(9)	Includes unvested shares of restricted stock that are subject to risk of forfeiture as follows: Mr. Tullman—25,453 shares; Mr. Shapiro—19,090 shares; Mr. Carey—15,909 shares; Mr. Davis—15,909 shares; Mr. Bond – 15,625 shares; Mr. Compton—4,544 shares; Mr. Gamache—3,408 shares; Mr. Goldstein—2,272 shares; Mr. Green—2,272 shares; Mr. Husain—2,272 shares; and Mr. Kluger 3,408 shares; and all directors and executive officers as a group (15 persons)—128,633.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and 10% stockholders to file reports of ownership and changes of ownership of Allscripts’ common stock with the Securities and Exchange Commission. Based on a review of copies of these reports and amendments provided to us and written representations from executive officers and directors, we believe that, during 2006 and during the subsequent period through the date of this proxy statement (except as previously disclosed in our proxy statement dated April 27, 2006), the following reports were not filed on a timely basis: Mr. Bond—two Forms 4 relating to one transaction in each filing and Mr. Cull—one report relating to one transaction.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

Philip D. Green, M. Fazle Husain and Michael J. Kluger are the members of the Compensation Committee. The Board of Directors has determined that each member of the Committee is independent as defined in Rule 4200(a)(15) of the Nasdaq Stock Market’s listing standards. Pursuant to the Compensation Committee charter, the Compensation Committee has the sole authority to determine the compensation of the Company’s Chief Executive Officer, to review and approve the compensation of the Company’s other executive officers, and to review the compensation of the Company’s directors and recommend changes in the directors’ compensation to the Board of Directors. The Committee also oversees the administration of the Company’s incentive compensation plans, equity-based compensation plans and any material employee benefit, bonus, retirement, severance or other compensation plan. The Committee has adopted a charter that specifies the composition and responsibilities of the Committee, which is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Secretary at the address shown on the cover of this proxy statement.

During 2006, the Compensation Committee met five times. The Committee relies on various sources of information to establish and maintain the Company’s compensation programs. The Committee also relies on the experience and knowledge it has gained over the years from the administration of the Company’s compensation programs. The Committee also considers information and recommendations provided to it by management, including benchmarking data that management has obtained from third parties. No executive officer participates in the Committee’s deliberations over any component of his or her own compensation. The Compensation Committee has evaluated the base salary, annual bonus plan and long-term incentive compensation for various members of senior management of the Company, including the Named Executive Officers. We compared Allscripts’ programs against those offered by a group of companies that include other healthcare software companies and general software companies in our peer group. The Compensation Committee uses the information to assist it in evaluating the levels and competitiveness of the Company’s compensation structure and meeting the Committee’s stated compensation objectives. The Compensation Committee compared the compensation levels of our senior management with a peer group consisting of the following companies:

Healthcare Software Companies	Software Companies
Eclipsys Corporation	Quest Software, Inc.
The Trizetto Group, Inc.	Informatica Corporation
Quality Systems, Inc.	Wind River Systems, Inc.
Cerner Corporation	MicroStrategy, Inc.
Progress Software Corporation
Verint Systems, Inc.
Lawson Software, Inc.

Executive Pay Policy

The Compensation Committee seeks to establish and implement a compensation system for the Company’s executive officers that is performance-oriented and designed to meet the following objectives:

•	Enable the Company to attract, retain and motivate its executive officers;

•	Reward outstanding performance for an individual’s direct contribution to company and business unit goals;

•	Provide long-term incentive compensation through equity grants;

•	Provide for compensation that is both externally competitive and internally equitable; and

•	Ensure our officers’ compensation is aligned with our corporate strategies and business objectives, and the long-term interest of our stockholders.

The principal components of the compensation program for the Company’s executive officers are base salary, quarterly cash payments under an annual bonus award plan and long-term incentive compensation in the form of restricted stock. The Company also provides a 401(k) retirement savings plan with matching contributions, group health and welfare plans, group term life insurance and severance benefits upon a termination of employment under certain circumstances, including following a change of control of the Company. The Company does not maintain supplemental retirement programs or defined benefit pension plans for its executive officers because the Committee believes that the existing compensation arrangements enable the Company’s executive officers to adequately plan for their retirement.

Under the direction of the Compensation Committee, the Company has entered into employment agreements with each of its Named Executive Officers (“NEOs”). Based on its experience with the Company, the Committee believes that employment agreements with shorter terms and annual performance reviews promote better performance by Company executives. One component of the NEO employment agreements is the severance arrangements. Each employment agreement provides for the payment of specified severance benefits upon termination of the Named Executive Officer’s employment with the Company under certain circumstances. The Committee believes that it is necessary to enter into severance arrangements in order to attract and retain qualified executive officers. For a detailed discussion of the Company’s employment agreements with its Named Executive Officers, see “Narrative to Summary Compensation Table and Plan-Based Awards Table” in this proxy statement.

In the judgment of the Compensation Committee, the Company’s performance in 2006 confirms that the compensation program is achieving its main objectives. The Compensation Committee believes that the Company’s compensation programs for its executive officers are competitive and appropriately designed to attract and retain key employees, reward performance and promote long-term shareholder value. The Committee plans to continue to review the compensation payable to the Company’s executive officers, periodically evaluate the Company’s compensation practices against competitive data (which may or may not include the assistance of an independent compensation consultant) and to make changes to the Company’s compensation structure to ensure that the programs are designed and implemented to achieve the Committee’s stated goals.

Specific Compensation Programs

Base Salary. Base salaries are paid to the Company’s executive officers to compensate them for the performance of their respective job duties and responsibilities. The Committee reviews base salaries of the Company’s executive officers on an annual basis. In setting annual base salaries, the Committee takes into consideration the Company’s overall financial and operating performance in the prior year, the Company-wide target for base salary increases for all employees, market and competitive salary information, changes in the scope of an executive officer’s job responsibilities and other relevant factors. The Committee also reviews the executive officer’s performance and the performance of the divisions, business units and departments for which he or she is responsible. For the Chief Executive Officer, the Committee evaluates the Chief Executive Officer’s performance and determines the salary adjustment. For the other executive officers, the Committee receives an evaluation from the Chief Executive Officer on the executive officer’s performance and a recommendation for a salary adjustment. Based on the annual reviews of the Company’s executive officers during 2006 and competitive salary information, the Compensation Committee approved the following base salary increases for the Named Executive Officers with each salary adjustment for 2007 effective as of January 1, 2007:

Name	2005 Salary	2006 Salary	2007 Salary
Glen E. Tullman, Chairman and Chief Executive Officer	$375,000	$375,000	$475,000
William J. Davis, Chief Financial Officer	290,000	290,000	400,000
Lee A. Shapiro, President	315,000	315,000	400,000
David A. Bond, President Healthmatics Business Unit	—	260,000	300,000

On April 17, 2007, Mr. Carey ceased acting as Chief Operating Officer of the Company and, in connection therewith, Allscripts and Mr. Carey agreed to substantially reduce his current salary under his employment agreement. Mr. Carey will remain an employee of the Company as needed to assist the current management team and his successor, Benjamin Bulkley, in the transition of his responsibilities and will receive a nominal salary for his services.

Annual Employee Incentive Compensation Plan. We have one cash bonus plan, the Executive Management Bonus Plan (“EMBP”), in which NEOs participate. This plan, which is described below, provides cash compensation to NEOs only if, and to the extent that, performance conditions set by the Committee are met.

The EMBP applies to all NEOs and provides for payment ranges and targets based on attainment of three performance objectives:

1.	Corporate or Business Unit revenue attainment (32% weighting)

2.	Corporate or Business Unit operating income attainment (48% weighting)

3.	Quarterly attainment of individual objectives (20% weighting)

Performance objectives for the EMBP are developed through a systematic process. Based on a review of business plans, management, including the NEOs, develops preliminary recommendations for Committee review. The Committee reviews management’s preliminary recommendations and establishes final financial targets and individual objectives. In establishing final targets, the Committee strives to ensure that the incentives provided pursuant to the EMBP are consistent with the strategic goals set by the Board, that the goals set based on the 2006 financial budget are sufficiently ambitious so as to provide a meaningful incentive and that bonus payments, assuming target levels of budgeted performance are attained, will be consistent with the overall NEO compensation program established by the Committee. If target levels of performances are attained, the payout is generally 50% of base salary. With the exception of Mr. Bond, whose incentive payout was partially tied to the integration of A4 Health Systems, Inc., the 2006 actual cash incentive amounts paid were within $10,000 of the target bonus amount for the Named Executive Officers. The Committee reserves the discretion to reduce or not pay bonuses under the EMBP even if the relevant performance targets are met. The Committee did not exercise this discretion in 2006.

The incentive awards under the EMBP are generally determined and paid on a quarterly basis, 45 days following the end of the latest fiscal quarter. Mr. Bond’s award was not paid quarterly since it was contingent upon remaining employed through December 31, 2006. The Chief Executive Officer submits his recommendations for incentive awards for the executive officers other than himself to the Committee for their review and approval based on the ranges and targets identified in the plan, the performance measures discussed above and the Chief Executive Officer’s assessment of the individual’s achievements and objectives attainment. In accordance with the Compensation Committee charter and established practice, the quarterly cash incentive award for the Chief Executive Officer is determined solely by the Committee in closed session outside the presence of the Chief Executive Officer.

The incentive compensation plan is designed to reward individuals for superior achievement over and above the expected, day-to-day performance of their respective job duties and responsibilities.

The cash incentive awards paid under the Company’s employee incentive compensation plan for 2006 as set forth above are shown in the “Non-Equity Incentive Plan Compensation” column of the 2006 Summary Compensation Table below.

Stock-Based Awards. Under our Amended and Restated 1993 Stock Incentive Plan, the Compensation Committee may grant executive officers and other employees incentive and non-qualified stock options, restricted stock and other forms of stock-based awards. On January 1, 2006, Allscripts adopted Statement of Financial Accounting Standards No. 123 (Revised), “Share-Based Payment” (“FAS 123(R)”). FAS 123(R) requires companies to recognize stock-based compensation expense related to all stock awards issued to employees, including options, in the statement of operations based on their fair values on the date of the grant and after applying an estimated forfeiture rate. Due to the accounting requirements mandated by the adoption of FAS 123(R), Allscripts does not expect to grant options to employees in the future, and instead, expects to use awards of restricted stock and restricted stock units as stock-based incentives to employees. The issuance of restricted stock awards for the Company’s executive officers is subject to the Committee’s discretion and is generally tied to the overall financial and operating performance of the Company, the individual performance of the executive officer and the performance of the business unit, department or function for which he or she is responsible. Restricted stock awards vest 25% on each of the first four anniversary dates from the date of grant. The holders of restricted shares are entitled to vote and receive dividends, if any, declared and paid on the Company’s common stock. All shares of restricted stock that were issued during 2006 are included in such executive officer’s beneficial ownership of Allscripts common stock as of April 23, 2007.

The Committee believes its Stock Incentive Plan and the related issuance of restricted stock awards is consistent with its stated objective of establishing an executive compensation system program that aligns the long-term interest of our executive officers with those of our stockholders. In addition, the Committee believes the four-year vesting schedule for restricted stock awards helps the Company retain executive officers because unvested stock awards are automatically forfeited upon the termination of an executive officer’s employment.

The Compensation Committee approved the restricted stock award grants set forth below in 2006.

Number of Shares
Glen E. Tullman	29,090
William J. Davis	18,182
Lee A. Shapiro	21,818
Joseph E. Carey	18,182
David A. Bond	20,000

All of the foregoing awards are subject to the Company’s standard four-year vesting schedule described above.

All equity-based awards are made by the Compensation Committee. The Committee does not delegate this responsibility to executive officers. The Compensation Committee has not selected a particular time each year in which equity-based awards are granted. There is no program, plan, or practice to time grants to our executives in coordination with the release of material non-public information. All stock option grants to executive officers have been in amounts approved solely by the Compensation Committee, a committee of independent directors. The exercise price of all stock option grants to executive officers has been the closing market price on the date of the grant.

Perquisites

Allscripts generally does not provide its Named Executive Officers with significant perquisites and personal benefits. Such perquisites could include reimbursement of relocation expenses, memberships in social and professional clubs and car allowances. While Allscripts did provide its executive officers with a daily parking reimbursement, the Company did not provide its NEOs with any perquisites in excess of $10,000 in the aggregate during 2006.

Severance Arrangements in Employment Agreements

We have entered into severance arrangements as a component of the employment agreements with members of our senior management team, including the NEOs. These agreements provide for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause” or leaving employment for “Constructive Discharge,” as these terms are defined in the employment agreements. For Messrs. Tullman, Shapiro, Carey and Davis, “Constructive Discharge” includes a termination by the executive following a “Change of Control” (as defined in their respective employment agreements). A termination following a “Change of Control” generally results in the NEOs receiving additional compensation. Additional information regarding the employment agreements, including a quantification of benefits that would have been received by our NEOs had termination occurred on December 31, 2006, is found under the heading “Potential Payments upon Termination or Change-of-Control” in this proxy statement.

The Committee believes that these severance and change of control arrangements are an important part of overall compensation for our NEOs. The Committee believes that these agreements will help to secure the continued employment and dedication of our NEOs, notwithstanding any concern that they might have at such time regarding their own continued employment, prior to or following a change of control. The Committee also believes that these agreements are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior employees.

Tax Considerations

Under Internal Revenue Code Section 162(m), a company generally may not deduct compensation in excess of $1,000,000 paid to the Chief Executive Officer and the other four most highly compensated officers. Certain “performance based compensation” is not included in compensation for purposes of the limit. The structure of Allscripts’ executive compensation program has not historically given rise to Section 162(m) concerns. The Compensation Committee recognizes the desirability of preserving the deductibility of payments made to the Named Executive Officers and will continue to assess the impact of Section 162(m) on its compensation practices. However, the Compensation Committee believes that it must maintain flexibility in its approach in order to structure a program that is the most effective in attracting, motivating and retaining the Company’s key executives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Allscripts Healthcare Solutions, Inc. oversees Allscripts’ compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and the Company’s Proxy Statement to be filed in connection with the Company’s 2007 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

Philip D. Green

M. Fazle Husain

Michael J. Kluger

2006 SUMMARY COMPENSATION TABLE

The following table shows the total compensation of Allscripts’ Chief Executive Officer and Chief Financial Officer for 2006, as well as Allscripts’ three other most highly compensated executive officers. We refer to these five individuals as “Named Executive Officers” or “NEOs” in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Glen E. Tullman President and Chief Executive Officer	2006	375,000	47,084	88,007	179,060	7,950	697,101
William J. Davis, Chief Financial Officer	2006	290,000	38,040	55,001	140,165	7,520	530,726
Lee A. Shapiro President	2006	315,000	37,950	66,011	153,167	8,565	580,693
Joseph E. Carey Former Chief Operating Officer(5)	2006	290,000	13,724	55,001	139,360	7,700	505,785
David A. Bond President, Healthmatics Business Unit	2006	260,000	550,000	60,721	225,000	4,814	1,100,535

(1)	The cash bonuses paid to our Named Executive Officers were awarded in recognition of the successful completion of the acquisition of A4 Health Systems, Inc. One-half of Mr. Bond’s bonus was subject to forfeiture if he did not remain employed by the Company through December 31, 2006.

(2)	Dollar value in the “Stock Awards” column represents the amount the Company recognized in 2006 as expense for financial statement purposes in accordance with FAS 123(R) with respect to restricted stock awards granted in 2006, applying the same assumptions used in the Company’s financial statements and accompanying notes; except that for purposes of this table and in accordance with SEC disclosure rules, we have disregarded the estimate of forfeitures related to service-based vesting conditions. See Note 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FAS 123(R). For further information on these awards, see the “2006 Grants of Plan-Based Awards” table in this proxy statement.

(3)	These amounts reflect payments under our Executive Management Bonus Plan (“EMBP”) and are based upon the attainment of pre-established performance objectives.

(4)	The amounts reported under “All Other Compensation” include 401(k) matching contributions and taxable benefits for premiums paid for group life insurance as follows:

	401(k) Matching Contribution ($)	Group Life Insurance Taxable Benefits ($)
Glen E. Tullman	7,500	450
William J. Davis	7,250	270
Lee A. Shapiro	7,875	690
Joseph E. Carey	7,250	450
David A. Bond	4,400	414

(5)	On April 17, 2007, Mr. Carey ceased acting as Chief Operating Officer of the Company.

2006 GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding non-equity incentive plan awards and restricted stock awards granted in 2006 to the Named Executive Officers. Except for the grants of restricted stock shown below, no equity-based awards were made in 2006.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)	All Other Stock Awards: Number of Shares of Restricted Stock (#)(2)	Grant Date Fair Value of Stock Awards ($)
Glen E. Tullman	N/A	187,500
	01/17/2006		14,545	239,120
	07/01/2006		14,545	255,265

William J. Davis	N/A	145,000
	01/17/2006		9,091	149,456
	07/01/2006		9,091	159,547

Lee A. Shapiro	N/A	157,500
	01/17/2006		10,909	179,344
	07/01/2006		10,909	191,453

Joseph E. Carey	N/A	145,000
	01/17/2006		9,091	149,456
	07/01/2006		9,091	159,547

David A. Bond	N/A	130,000
	04/17/2006		17,500	317,625
	08/21/2006		2,500	50,800

(1)	The amounts set forth in this column reflect the target cash incentive compensation amounts, 50% of annual salary, which is based upon achievement of performance goals at target levels under our EMBP. The Company does not establish threshold or maximum payouts. The actual cash incentive compensation paid is included in the “Non-Equity Incentive Plan Compensation” column of the 2006 Summary Compensation Table.

(2)	The amounts set forth in this column reflect the number of shares of restricted stock granted under our Amended and Restated 1993 Stock Incentive Plan. These shares vest in four equal annual installments beginning one year after the grant date.

Narrative to Summary Compensation Table and Plan-Based Awards Table

Acquisition Cash Bonus Payouts

Allscripts acquired A4 Health Systems, Inc. (A4) on March 2, 2006. In recognition of the successful completion and integration of A4, the Compensation Committee decided to reward our Named Executive Officers, among others, with a special bonus payment. All NEOs received a cash bonus as set forth in the “Bonus” column of the 2006 Summary Compensation Table. With respect to Mr. Bond, he received a portion of a special bonus pool established for A4 employees as part of the acquisition. Fifty percent of his payment was subject to forfeiture if he did not remain employed through December 31, 2006.

Employment Agreements

We entered into employment agreements with Messrs. Tullman, Shapiro and Carey effective July 8, 2002 and amended effective January 1, 2005 and July 7, 2006, with Mr. Davis effective October 8, 2002 and amended effective December 31, 2004, January 1, 2005 and July 7, 2006 and with Mr. Bond effective February 28, 2006. In the case of Messrs. Tullman, Shapiro, Carey and Davis, the term of the agreement will expire on December 31, 2007, but Allscripts may renew each agreement for additional one-year periods. The term of Mr. Bond’s employment agreement renews automatically for successive one-year terms, unless terminated earlier in accordance with the terms thereof.

Under the employment agreements, as amended, each of the Named Executive Officers will receive the following base salaries in 2007:

Name	2007 Salary
Glen E. Tullman, Chairman and Chief Executive Officer	$475,000
William J. Davis, Chief Financial Officer	400,000
Lee A. Shapiro, President	400,000
David A. Bond, President Healthmatics Business Unit	300,000

On April 17, 2007, Mr. Carey ceased acting as Chief Operating Officer of the Company and, in connection therewith, Allscripts and Mr. Carey agreed to substantially reduce his current salary under his employment agreement. Mr. Carey will remain an employee of the Company as needed to assist the current management team and his successor, Benjamin Bulkley, in the transition of his responsibilities and will receive a nominal salary for his services.

Each executive is also entitled to a performance bonus subject to the sole discretion of, and based upon criteria selected by, the Chief Executive Officer, the Board of Directors or a committee of the Board of Directors. Each executive’s target performance bonus, if any, is equal to 50% of his base salary but may, based on performance, exceed such amount. Under the employment agreements, as amended, with each Named Executive Officer (other than Mr. Bond), non-renewal of an executive’s employment agreement by Allscripts will be deemed to be a termination without Cause. If we terminate Messrs. Tullman, Shapiro, Carey, or Davis without Cause (including a non-renewal of an executive’s employment agreement by Allscripts) or if any of them terminates his employment for Constructive Discharge (as each of those terms is defined in the employment agreements), he will be entitled to two years’ base salary as well as any salary accrued but not yet paid as of the termination date. Each executive will also be entitled to the unpaid performance bonus, if any, for the calendar year preceding the termination date and any performance bonus for the calendar year in which the termination date occurs (as determined and payable had there been no termination), as well as a continuation of health benefits for a period of 24 months following the termination date and acceleration of the vesting of all stock option or other stock awards granted.

Under the employment agreements, as amended, following a Change of Control (as defined in the employment agreements), each of Messrs. Tullman, Shapiro, Carey and Davis may terminate his employment for Constructive Discharge. Under those circumstances, each executive is entitled to a severance payment equal to two times his then in effect base salary and targeted performance bonus and acceleration of the vesting of all stock option or other stock awards granted. The term “Change of Control” includes changes in control of Allscripts Healthcare Solutions, Inc. or its principal subsidiary, Allscripts, LLC. In the event that any payment by us to Messrs. Tullman, Shapiro, Carey, or Davis would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we have agreed to pay such executive an amount, net of taxes, equal to such excise tax amount.

The employment agreements also provide that each of Messrs. Tullman, Shapiro, Carey and Davis will not compete with Allscripts during the term of his employment and (other than in the case of a termination by Allscripts without Cause or a termination by such executive for Constructive Discharge) for two years thereafter.

Under Mr. Bond’s employment agreement, Mr. Bond is paid an annual base salary of $300,000 (subject to annual review and increase, at the sole discretion of the Chief Executive Officer, based on his performance during the previous fiscal year) in 2007. Mr. Bond is entitled to an annual cash performance bonus based upon and in accordance with the terms and conditions of Allscripts’ management bonus plan and Allscripts’ budget. If we terminate Mr. Bond’s employment without Cause or if he terminates his employment for Good Reason (as each of those terms is defined in the employment agreement), he will be entitled to six months of his base salary which was in effect immediately prior to the termination date as well as any salary accrued but not yet paid as of the termination date. He also will be entitled to the unpaid performance bonus, if any, for the fiscal year preceding the termination date and any performance bonus for the fiscal year in which the termination date occurs (such performance bonus, if any, to be determined in the manner it would have been determined, and payable at the time it would have been payable had there been no termination of employment, prorated for the number of Months Mr. Bond was employed), as well as a continuation of health benefits for a period of six months following the termination date, accrued but unused vacation pay and acceleration of the vesting of all unvested stock awards granted. Upon termination by Allscripts with Cause or by Mr. Bond without Cause, he will be entitled to severance in the amount of any salary accrued but not yet paid as of the termination date, the unpaid performance bonus, if any, for the fiscal year preceding the termination date and any accrued but unused vacation pay. If Allscripts elects not to renew Mr. Bond’s employment agreement, he will be entitled to severance in the amount of six months of his base salary which was in effect immediately prior to the termination date, any salary accrued but not yet paid as of the termination date and the unpaid performance bonus, if any, for the fiscal year preceding the termination date. Mr. Bond’s employment agreement also provides that he will not compete with us during the term of his employment and (other than in the case of a termination by us without Cause or a termination by Mr. Bond for Good Reason (as each of those terms is defined in the employment agreement)) for one year thereafter.

For a quantification of benefits payable upon termination or a change of control, see “Potential Payments Upon Termination or Change-of-Control” in this proxy statement.

Restricted Stock Awards

On January 17 2006, the Compensation Committee approved the following awards of restricted stock to Named Executive Officers: Mr. Tullman, 29,090 shares; Mr. Shapiro, 21,818 shares; Mr. Carey, 18,182 shares; and Mr. Davis, 18,182 shares. In the case of Messrs. Tullman, Shapiro, Carey and Davis, fifty percent of the restricted stock award was issued on the grant date, and fifty percent of the restricted stock award was granted on July 17, 2006. The Compensation Committee elected to grant Mr. Bond 17,500 shares of restricted stock on April 17, 2006 and 2,500 shares on August 21, 2006. All of the foregoing restricted stock awards vest 25% on each of the first four anniversaries of the respective issuance dates. In the event of a “Change of Control” of Allscripts, as defined in the Restricted Stock Award Agreements relating to such grants, vesting of the stock awards will accelerate such that the unvested portion of the awards will vest immediately. If employment is terminated for any reason, the unvested portion of the restricted stock awards as of the date of termination will be forfeited. Any dividends are subject to the same restrictions as the underlying shares.

Stock Option Accelerated Vesting Schedule

The Compensation Committee did not grant any stock options to the Named Executive Officers during 2006. On December 30, 2005 the Board of Directors approved the acceleration of certain options to purchase approximately 1,291,000 shares of common stock that were originally scheduled to fully vest by August 1, 2007. The primary purpose of the accelerated vesting was to eliminate future stock-based employee compensation expense of approximately $5.5 million that Allscripts would have otherwise recognized under FAS 123(R), an accounting pronouncement that requires compensation cost relating to share based payment transactions to be recognized in a company’s financial statements and which was adopted by Allscripts on January 1, 2006. The exercise prices of the affected stock options ranged from $2.77 to $10.67 per share. Of the options that were subject to such accelerated vesting, the following were held by the Named Executive Officers on December 30, 2005: Glen E. Tullman—131,250; Lee A. Shapiro 93,750; Joseph E. Carey—85,417; and William J. Davis—54,167.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding stock options and restricted stock held by each of the Named Executive Officers at December 31, 2006.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Glen E. Tullman	58,000	—	5.63	3/1/2011
President and Chief Executive Officer	125,000	—	6.75	7/26/2011
	215,000	—	3.15	1/16/2012
	325,000	—	3.53	6/24/2013
	75,000	—	9.49	4/1/2014
	150,000	—	10.67	12/31/2014
					29,090	(3)	785,139

William J. Davis	40,000	—	3.04	10/16/2012
Chief Financial Officer	150,000	—	3.53	6/24/2013
	35,000	—	9.49	4/1/2014
	50,000	—	10.67	12/31/2014
					18,182	(3)	490,732

Lee A. Shapiro	50,000	—	13.31	9/27/2010
President	25,500	—	6.88	12/15/2010
	125,000	—	5.63	3/1/2011
	25,000	—	6.75	7/26/2011
	180,000	—	3.53	6/24/2013
	35,000	—	9.49	4/1/2014
	75,000	—	10.67	12/31/2014
					21,818	(3)	588,868

Joseph E. Carey	69,166	—	3.00	3/31/2009
Former Chief Operating Officer	100,000	—	5.63	3/1/2011
	25,000	—	6.75	7/26/2011
	150,000	—	3.15	1/16/2012
	145,000	—	3.53	6/24/2013
	35,000	—	9.49	4/1/2014
	50,000	—	10.67	12/31/2014
					18,182	(3)	490,732

David A. Bond	—	—	—	—	20,000	(4)	539,800
President, Healthmatics Business Unit

Note: Multiple awards have been aggregated where the expiration date and the exercise and/or base price of the instruments are identical.

(1)	The amounts set forth in this column reflect the number of shares of restricted stock granted during 2006 under our Amended and Restated 1993 Stock Incentive Plan. These shares vest in four equal annual installments beginning one year after the grant date.
(2)	The amounts set forth in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($26.99) on December 29, 2006. The amounts assume all of the shares of restricted stock will vest based upon continued service.
(3)	Restricted stock was granted in two equal installments, 50% on January 17, 2006 and 50% on July 17, 2006. Each issuance vests in four equal annual installments, beginning on the first anniversary of the grant date.
(4)	Restricted stock was granted in two installments, 17,500 shares issued on April 17, 2006 and 2,500 shares issued on August 21, 2006. Each issuance vests in four equal annual installments, beginning on the first anniversary of the grant date.

2006 OPTION EXERCISES AND STOCK VESTED

The following table sets forth the number of shares of Allscripts common stock acquired during 2006 upon the exercise of stock options and the value realized upon exercise. No restricted stock awards held by Named Executive Officers vested during 2006.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Glen E. Tullman	147,148	3,091,139	—	—
William J. Davis	90,000	1,616,400	—	—
Lee A. Shapiro	120,000	2,105,900	—	—
Joseph E. Carey	130,000	2,271,100	—	—
David A. Bond	—	—	—	—

(1)	Values reflect the difference between the market price of the underlying securities at exercise and the exercise price of the options.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The information below describes the estimated value of the potential payments that would have become payable to each Named Executive Officer assuming a termination of employment or change of control and termination of employment had occurred on December 31, 2006 based upon the closing price of Allscripts’ common stock on December 29, 2006 of $26.99, given the Named Executive Officers’ compensation as of such date. For information regarding the employment agreements with each NEO, including a description of each NEO’s rights upon termination of his employment under different circumstances and of the noncompetition covenants contained in the employment agreements, see “Executive Compensation - Narrative to Summary Compensation Table and Plan-Based Awards Table—Employment Agreements” in this proxy statement.

Payments Due to Termination Without Cause by Allscripts or Constructive Discharge by Executive (Includes Non-renewal of Employment Agreement by Allscripts)

	Base Salary ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Health Benefits ($)(3)	Unused Vacation Pay ($)(4)	Vesting of Stock Options ($)(5)	Vesting of Stock Awards ($)(6)
Glen E. Tullman	750,000	53,250	8,886	—	—	785,139
William J. Davis	580,000	42,267	13,686	—	—	490,732
Lee A. Shapiro	630,000	45,911	8,886	—	—	588,868
Joseph E. Carey	580,000	41,905	8,886	—	—	490,732
David A. Bond	130,000	225,000	1,711	10,000	—	539,800

(1)	Each Named Executive Officer (other than Mr. Bond) is entitled to two times his salary as of December 31, 2006, payable over a twenty-four month period. Mr. Bond is entitled to six months of base salary, payable over a six-month period.
(2)	Amount represents the bonus earned under the EMBP during the fourth quarter of 2006 but unpaid as of December 31, 2006, except that, in the case of Mr. Bond, the amount represents his earned but unpaid bonus under the EMBP for all of 2006.
(3)	Messrs. Tullman, Davis, Carey and Shaprio are entitled to the continuance of 24 months of health benefits following the termination date. Mr. Bond is entitled to the continuation of benefits for six months from the date of termination.
(4)	Mr. Bond is eligible to receive any vacation pay that has been accrued but is unused as of December 31, 2006. The calculation assumes that 50% of Mr. Bond’s vacation days were unused as of December 31, 2006.
(5)	The termination without Cause or by Constructive Discharge allows for the acceleration of the vesting of all stock options granted. All stock options were vested as of December 31, 2005 and therefore no acceleration of options would apply to a termination at December 31, 2006.
(6)	The termination without Cause or by Constructive Discharge allows for the acceleration of the vesting of all stock awards granted. The value of the accelerated stock awards is computed by multiplying the number of unvested shares by $26.99, the closing price of Allscripts common stock on December 29, 2006.

Payments Due to Termination by Executive Following a Change of Control

	Base Salary ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Health Benefits ($)(3)	Unused Vacation Pay ($)	Vesting of Stock Options ($)(4)	Vesting of Stock Awards ($)(5)
Glen E. Tullman	750,000	375,000	8,886	—	—	785,139
William J. Davis	580,000	290,000	13,686	—	—	490,732
Lee A. Shapiro	630,000	315,000	8,886	—	—	588,868
Joseph E. Carey	580,000	290,000	8,886	—	—	490,732
David A. Bond(6)	—	—	—	—	—	—

(1)	Named Executive Officer is entitled to two times his salary as of December 31, 2006, payable in a lump sum.
(2)	Named Executive Officer is entitled to two times his target performance bonus related to the year ended December 31, 2006, payable in a lump sum.
(3)	Messrs. Tullman, Davis, Carey and Shapiro are entitled to the continuance of 24 months of health benefits following the termination date.

(4)	The termination due to Change of Control allows for the acceleration of the vesting of all stock options granted. All stock options were vested as of December 31, 2005 and therefore no acceleration of options would apply to a termination at December 31, 2006.
(5)	The termination due to Change of Control allows for the acceleration of the vesting of all stock awards granted. The market value of the accelerated stock awards is computed by multiplying the number of unvested shares by $26.99, the closing price of Allscripts common stock on December 29, 2006.
(6)	Mr. Bond’s employment agreement does not contain a provision that allows him to terminate for Good Reason upon the occurrence of a Change of Control. If he is terminated without Cause or he terminates for Good Reason, he would receive the payments and benefits specified in the prior table.

Payments Due to Termination With Cause by Allscripts, Upon Non-renewal by Executive or by Death or Disability

	Base Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Health Benefits ($)	Unused Vacation Pay ($)(2)	Vesting of Stock Options ($)	Vesting of Stock Awards ($)
Glen E. Tullman	—	53,250	—	—	—	—
William J. Davis	—	42,267	—	—	—	—
Lee A. Shapiro	—	45,911	—	—	—	—
Joseph E. Carey	—	41,905	—	—	—	—
David A. Bond	—	225,000	—	10,000	—	—

(1)	Amount represents the bonus earned under the EMBP during the fourth quarter of 2006 but unpaid as of December 31, 2006, except that, in the case of Mr. Bond, the amount represents his earned but unpaid bonus under the EMBP for all of 2006.
(2)	Mr. Bond is eligible to receive any vacation pay that has been accrued but is unused as of December 31, 2006. The calculation assumes that 50% of Mr. Bond’s vacation days were unused as of December 31, 2006.

Change of Control Without a Termination Event

Under award agreements held by the Named Executive Officers, all unvested stock options and restricted stock awards will immediately vest upon the occurrence of a Change of Control (as defined in the award agreement). The first two tables above set forth the value at December 31, 2006 of the acceleration of unvested restricted stock held by the Named Executive Officers, which is determined by multiplying the unvested shares by $26.99, the closing price of Allscripts common stock on December 29, 2006.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 about Allscripts common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans, including our Amended and Restated 1993 Stock Incentive Plan and our 2001 Non-statutory Stock Option Plan. Stockholders did not approve the 2001 Non-statutory Stock Option Plan, which is described below.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	3,877,287	$7.50	276,588	(2)
Equity compensation plans not approved by security holders	1,355,824	$4.72	123,396
Total(1)	5,233,111	$6.73	399,984

(1)	Excludes (i) 337,024 shares subject to options outstanding pursuant to the ChannelHealth Incorporated 1999 Stock Option Plan, which we assumed in connection with our 2001 acquisition of ChannelHealth Incorporated (the “ChannelHealth Options”), and (ii) 41,088 shares subject to options outstanding pursuant to the certain stock option plans which we assumed in connection with our 2003 acquisition of Advanced Imaging Concepts, Inc. (the “AIC Options”). The ChannelHealth Options have a weighted-average exercise price of $30.04 per share. The AIC Options have a weighted-average exercise price of $0.29 per share.
(2)	Number of shares available for issuance under the Amended and Restated 1993 Stock Incentive Plan. Awards available for issuance include options, stock appreciation rights, restricted stock and restricted stock units.

2001 Non-statutory Stock Option Plan

The Board originally adopted the 2001 Non-statutory Stock Option Plan (the “2001 Plan”) on January 31, 2001 and amended the Plan from time to time prior to June 30, 2003. The 2001 Plan was not approved by our stockholders. The 2001 Plan will terminate on January 31, 2011. Currently, the Board of Directors may amend or terminate the 2001 Plan at any time, subject to Nasdaq stockholder approval requirements. Under the 2001 Plan, the Compensation Committee may grant stock options to key individuals performing services for us, including employees (other than officers or directors), consultants and independent contractors.

Since its inception, 4,500,000 shares of common stock have been reserved for issuance under the 2001 Plan. At December 31, 2006, there were 1,355,824 shares of common stock reserved for issuance upon exercise of options and 123,396 shares available for future issuance under the 2001 Plan. The number of shares underlying options made to any one participant in a calendar year may not exceed 1,000,000 shares. The number of shares that can be issued and the number of shares subject to outstanding options may be adjusted in the event of a stock split, stock dividend, recapitalization or other similar event affecting the number of shares of our outstanding common stock.

The Compensation Committee administers the 2001 Plan. Subject to the specific provisions of the 2001 Plan, the Compensation Committee determines award eligibility, timing, amount and terms of the options. The Compensation Committee also interprets the 2001 Plan, establishes rules and regulations under the 2001 Plan and makes all other determinations necessary or advisable for the 2001 Plan’s administration. Options under the 2001 Plan must be nonqualified stock options. The Compensation Committee may specify any period of time following the date of grant during which options are exercisable, so long as the exercise period is not more than 10 years. Upon exercise, the option holder may pay the exercise price in such form as the Compensation Committee shall provide. Unless otherwise permitted by the Internal Revenue Code and Rule 16b-3 under the Securities Exchange Act of 1934 and approved in advance by the Compensation Committee, an option under the 2001 Plan may not be sold, assigned or otherwise transferred during its holder’s lifetime.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related party transactions.” In accordance with our written policy, the Audit Committee is responsible for the review and approval of each related party transaction exceeding $120,000. The Audit Committee considers all relevant factors when determining whether to approve a related party transaction including, without limitation, whether the terms of the proposed transaction are at least as favorable to us as those that might be achieved with an unaffiliated third party. Among other relevant factors, the Audit Committee considers the following:

•	the size of the transaction and the amount of consideration payable to a related person;

•	the nature of the interest of the applicable executive officer, director or 5% stockholder in the transaction;

•	whether the transaction may involve a conflict of interest;

•	whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties; and

•

whether the proposed transaction is on terms and made under circumstances that are at least as favorable to us as would be available in comparable transactions with or involving unaffiliated third parties.

All related party transactions below have been approved by the Audit Committee in conjunction with our policy described above.

IDX Relationship

Stock Rights and Restrictions Agreement

In connection with our acquisition of ChannelHealth in January 2001, we entered into a stock rights and restrictions agreement with IDX Systems Corporation (“IDX”). The agreement terminated upon the earlier of (1) termination of the stock rights and restrictions agreement date or (2) the date that IDX and its affiliates beneficially own fewer than 25% of the Allscripts shares of common stock issued to IDX as a result of the ChannelHealth acquisition. General Electric Company (“GE”) acquired IDX in January 2006 and sold its remaining shares of Allscripts stock during 2006, thereby terminating the Stock Rights and Restrictions Agreement in 2006.

Strategic Alliance Agreement

In 2001, in connection with our acquisition of ChannelHealth from IDX, we entered into a 10-year strategic alliance agreement with IDX pursuant to which we and IDX agreed to coordinate product development and align our respective marketing processes. Under this agreement, IDX had granted us the exclusive right to market, sell, license and distribute ambulatory point-of-care and clinical electronic healthcare record solutions to IDX customers. On January 4, 2006, IDX was acquired by GE and on January 18, 2006, we amended and restated our strategic alliance agreement with IDX.

Under the amended agreement, Allscripts and IDX will continue to cooperate with respect to installation and implementation of one another’s products for common IDX and Allscripts customers and in the provision of customer support services to ensure that these products remain interoperable. In particular, during the term of the agreement and for a period of 18 months thereafter, we and IDX will develop and maintain various interfaces between certain of our software products, updates and new releases of our software products, to ensure that data may be exchanged between these products, and will additionally provide such interfaces to our common customers, without charge in certain cases. After that time, during any period in which we and IDX have any customers in common and are then providing interoperability or compatibility between our software products and any third party software products, we and IDX will continue to maintain compatibility and interoperability between our and IDX’s products, at then-standard rates.

Through July 18, 2007, we and IDX will cooperate in marketing and providing our ambulatory electronic health record products to IDX’s customer base as of January 4, 2006. We will pay IDX a royalty on sales of certain of its products to the IDX customer base, which royalty is generally 50% less than the royalties previously payable by us to IDX under the prior agreement. Until July 18, 2007, IDX and GE are restricted from marketing or providing products competitive to our products to IDX’s existing customer base, except that GE and IDX may also market and provide Centricity, the GE ambulatory electronic medical record software to the IDX customer base subject to certain conditions, as set forth in the amended agreement; provided, however, that IDX and GE are restricted until July 18, 2007 from marketing or providing products competitive to our products to such customers that have licensed our ambulatory electronic health record product, subject to certain exceptions, as set forth in the amended agreement. In the event certain competitors of IDX or GE acquire us prior to July 18, 2007, the above restrictions on IDX and GE will terminate.

Until July 18, 2007, we have the right to market IDX’s practice management system products in connection with providing our ambulatory electronic health record software products to any of our customer prospects in the United States. Under the prior agreement, we were restricted from providing any practice management systems. The amended agreement eliminates any restrictions on our ability to market or provide practice management systems, except that if we acquire a practice management system, we may not market or provide such system to the existing IDX customer base until July 18, 2007. As a result, we are not permitted to market or provide the A4 practice management systems to the existing IDX customer base during that period.

The term of the amended agreement is identical to the term of the original agreement, continuing through January 8, 2011.

Under the 2001 alliance agreement, we and IDX were entitled to agree upon revenue sharing for sales of each other’s products. Pursuant to this obligation, we paid IDX approximately $3,266,000 and $2,059,000, for the years ended December 31, 2006 and 2005, respectively. Under the amended agreement, we will pay IDX a royalty on sales of certain of our products to the IDX customer base, which royalty is generally 50% less than the royalties previously payable by us to IDX under the original agreement. We also leased office space from IDX and contracted with IDX for certain marketing and consulting services in 2006 and 2005. We paid IDX approximately $1,025,000 and $357,000 for lease of office space and use of the facility’s infrastructure for the years ended December 31, 2006 and 2005, respectively, and $13,000 and $47,000 for marketing and consulting services for the years ended December 31, 2006 and 2005, respectively. We paid IDX approximately $2,075,000 and $14,000 for billings and collections on behalf of IDX related to a certain customer contract to which IDX and we were joint parties for the years ended December 31, 2006 and 2005, respectively. IDX paid us approximately $167,000 and $904,000 for billings and collections on our behalf related to certain customer contracts to which IDX and we were joint parties, for the years ended December 31, 2006 and 2005, respectively.

Allscripts and IDX quantified our remaining royalty payment obligations under the original agreement to be $2,806,921 which will be paid to IDX as the revenue is earned on the relevant contracts. This figure includes the amended agreement royalty payments of approximately $336,019 which will become payable to IDX at the earlier of (i) the month following the quarter in which such revenues are recognized and (ii) December 31, 2007. We also extended our lease of office space with IDX to December 2014, with additional lease payments to GE totaling approximately $5.1 million over the next seven years.

The foregoing description of the amended and restated strategic alliance agreement is qualified in its entirety by reference to the full text of the agreement, which is an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2006.

Amended and Restated Cross License and Software Maintenance Agreement

In connection with the ChannelHealth acquisition, ChannelHealth and IDX entered into an amended and restated cross license and software maintenance agreement.

The amended and restated cross license and software maintenance agreement provides for, in the case of IDX, the granting of a perpetual (subject to certain exceptions), non-exclusive, non-cancelable and non-terminable, fully paid-up license to ChannelHealth permitting ChannelHealth (i) to copy, use, display, perform, adopt, modify and maintain certain IDX software applications and related intellectual property rights, and create derivative works of such software, for the purpose of merging IDX software with our products and (ii) to market and sublicense IDX software in connection with the marketing of such merged products and, in the case of ChannelHealth, the granting of a perpetual, non-exclusive, non-cancelable and non-terminable, fully paid-up license to IDX permitting IDX to copy, use, display, perform, market, sublicense, transmit, create and own derivative works and to distribute certain ChannelHealth software applications and related intellectual property rights in connection with IDX’s “Patient Channel” business.

In the event that the strategic alliance agreement between us and IDX is terminated or not renewed, the license granted by IDX to ChannelHealth will terminate with respect to certain IDX technologies developed by IDX and incorporated by IDX into IDX software, except as used by ChannelHealth to create or maintain compatibility or connectivity between our products and IDX products.

The foregoing description of the amended and restated cross license and software maintenance agreement is qualified in its entirety by reference to the full text of the agreement, which is an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2006.

Value Added Reseller Agreement

In 2004, we and IDX entered into a value added reseller agreement pursuant to which we granted to IDX’s Flowcast division a license to market and resell certain TouchWorks products directly to IDX Flowcast customers. This agreement was amended in December 2005 to permit IDX to also offer these products in an ASP environment and also to extend the termination date to July 18, 2007 to coincide with the term of the Strategic Alliance Agreement, unless terminated earlier by either party on written notice of 180 days. Pursuant to this agreement, we recognized approximately $1,243,304 of revenue and approximately $396,201 of cost of sales in 2006.

Repurchase of Common Stock from IDX

On March 9, 2006, we repurchased 1.25 million shares of our common stock directly from GE and IDX. We paid $21.1 million, which is based on 95% of the February 22, 2006 public offering price for our common stock of $17.75.

Other Business Relationships

On March 2, 2006, Allscripts completed the merger of a newly formed wholly-owned subsidiary of Allscripts and A4 Health Systems, Inc. (“A4”), with A4 surviving the merger (the “Merger”) as a wholly-owned subsidiary of Allscripts. At the closing of the Merger, Allscripts acquired all of the outstanding equity interests of A4 for aggregate merger consideration of $215 million in cash and 3,500,000 shares of Allscripts common stock. An additional payment of $12.7 million was made by Allscripts in respect of A4’s level of working capital. On March 7, 2006, John P. McConnell, Chief Executive Officer and a significant shareholder of A4 prior to the Merger, was appointed as a director of Allscripts. David A. Bond, President and Chief Operating Officer of A4 prior to the Merger, has been appointed President of Allscripts’ Small Market Business solutions group. As shareholders of A4, Mr. McConnell, certain members of his family and related entities received approximately 32% of the merger consideration. As a shareholder of A4, Mr. Bond received approximately 1% of the merger consideration. In connection with the Merger, Mr. McConnell and a related entity entered into a four-year noncompetition and nonsolicitation agreement with Allscripts, agreed not to dispose of any shares of Allscripts common stock acquired in the Merger for one year (subject to certain exceptions) and agreed to provide Allscripts with indemnification for certain limited matters.

John P. McConnell, who became one of our directors in connection with the A4 acquisition, serves on the board of directors of Med3000, Inc. and has an ownership interest of approximately 8% in Med3000. Allscripts has a license and distribution agreement with Med3000 pursuant to which Med3000 possesses the right to market, resell and sublicense Allscripts’ electronic health record solutions to its customers. On December 31, 2006, Med3000 contracted with Allscripts for approximately $1.6 million of hardware, software and related services. Mr. McConnell’s spouse is an owner of Trip Logics, a travel agency used by A4. Allscripts paid $286,000 to Trip Logics during the year ended December 31, 2006. There are no accounts payable to Trip Logics as of December 31, 2006. Mr. McConnell’s spouse sold the Trip Logics business on January 2, 2007.

Our Chief Executive Officer serves on the Advisory Board of Acquirent, LLC, a telemarketer and a reseller of our e-prescribing solution. During the years ended December 31, 2006 and 2005, we paid $149,000 and $43,000, respectively, to this company and had $34,000 and $28,000 accrued as of December 31, 2006 and 2005, respectively.

Warren Tullman, brother of Chief Executive Officer, Glen E. Tullman, is employed as the West Region Vice President of Sales at Allscripts. During 2006, Mr. Warren Tullman received compensation including a base salary of $140,000, commission payments totaling $170,011 and was granted 4,545 shares of restricted stock.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three directors, each of whom is independent, as defined in Nasdaq’s listing standards and Securities and Exchange Commission regulations. The Audit Committee operates under a charter adopted by the Board and consistent with Nasdaq and SEC requirements.

Management is responsible for Allscripts’ financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Allscripts’ independent public accountants, appointed by the Audit Committee, are responsible for auditing those financial statements.

The Audit Committee of Allscripts held six meetings during 2006. During the meetings, discussions were had with management and Grant Thornton LLP, Allscripts’ independent accountants, regarding matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees), Statement on Auditing Standards No. 99 (Consideration of Fraud in a Financial Statement Audit) and Securities and Exchange Commission rules regarding auditor independence discussed in Final SEC Releases Nos. 33-8183 and 33-8183a. Discussions were also held with Grant Thornton regarding its independence from Allscripts. The Committee also received from Grant Thornton written disclosures and the letter regarding its independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Throughout 2006, management completed documentation, testing and evaluation of Allscripts’ internal control over financial reporting pursuant to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. At each quarterly meeting, management provided updates to the Audit Committee regarding progress made to complete management’s assessment of its internal control over financial reporting. As of March 1, 2007, management concluded that the internal control over financial reporting was effective at December 31, 2006 and Grant Thornton concurred with management’s assessment. The conclusions of both management’s and Grant Thornton’s assessments were included in Allscripts’ Annual Report on Form 10-K for the year ended December 31, 2006 under Item 9A, Controls and Procedures. The Audit Committee continues to oversee Allscripts’ efforts related to its internal control over financial reporting and management’s preparations for the evaluation in 2007.

During its meetings, the Audit Committee reviewed and discussed the unaudited quarterly and audited annual financial statements with management and Grant Thornton. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in Allscripts’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission.

Audit Committee

Michael J. Kluger, Chairman

Marcel L. “Gus” Gamache

Bernard Goldstein

Proposal 2

Approval of the Amendment to the Allscripts Healthcare Solutions, Inc.

Amended and Restated 1993 Stock Incentive Plan

General

The Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan (the “Plan”) was originally adopted by the Board of Directors on September 14, 1993, amended effective April 23, 2004 and amended and restated effective April 28, 2005. On June 9, 2005, Allscripts stockholders approved an amendment to increase the original number of shares issuable under the Plan. On February 28, 2007, the Compensation Committee recommended and the Board of Directors approved an amendment to the Plan, subject to stockholder approval at the Annual Meeting.

At the Annual Meeting, stockholders will be requested to approve an amendment to the Plan (the “Amendment”), which would increase by 1,500,000 the number of shares of common stock available for issuance under stock incentive awards that may be made under the Plan.

The Board of Directors believes that the granting of stock-based awards assists Allscripts in its efforts to attract and retain the best available individuals for positions of substantial responsibility, to provide additional incentive to such individuals and to promote the success of our business by aligning the financial interests of these key individuals with long-term stockholder value. The Board of Directors believes that additional shares must be reserved for issuance under the Plan to ensure that there are adequate shares available for future grants to attract and retain these key individuals and to support broad-based participation. Consequently, the Board of Directors recommends that you approve the Amendment.

The following summary of the Amendment and the Plan is qualified in its entirety by reference to the complete text of the Amendment and the Plan. Copies of the Amendment and the Plan, as amended and restated, are attached to this proxy statement as Appendix A and B, respectively.

Description of the Plan

The Plan permits awards of a variety of equity-based incentives, including stock options, stock appreciation rights, restricted stock and restricted stock units. On April 23, 2007, the last reported sale price of Allscripts common stock on the NASDAQ Stock Market was $27.37 per share.

Administration of the Plan

The Compensation Committee administers the Plan. Subject to the specific provisions of the Plan, the Compensation Committee determines award eligibility, timing and the type, amount and terms of the awards. The Compensation Committee also interprets the Plan, establishes rules and regulations under the Plan and makes all other determinations necessary or advisable for the Plan’s administration.

Shares Available for the Plan

Pursuant to the Plan’s amendment and restatement in 2004, 9,393,489 shares of common stock were reserved for issuance under the Plan. An amendment to increase the original number of shares issuable under the Plan to 10,093,489 was approved by Allscripts stockholders on June 9, 2005. The Board of Directors now proposes to amend the Plan to increase the number of shares of common stock that can be issued by 1,500,000 shares to 11,593,489.

On April 23, 2007, there were outstanding stock option awards of 3,003,178 shares of common stock reserved for issuance upon exercise, which have a weighted-average exercise price of $8.45 and a weighted-

average term of 1.5 years, and 580,013 shares of restricted stock outstanding under the Plan. On April 3, 2007, 268,776 restricted stock units were awarded under the Plan, subject to stockholder approval of the increase in available shares contemplated by this proposal. There are no stock appreciation rights outstanding under the Plan. If shares of common stock subject to an award granted under the Plan are not issued by reason of the expiration, termination, cancellation or forfeiture of that award, those shares will be available for the grant of new awards under the Plan. In addition, shares attributable to awards that were forfeited or cancelled under any stock option plan adopted prior to the adoption of the Plan in 1993 were added back to the shares available for the grant of new awards under the Plan.

The number of shares of common stock underlying awards made to any one participant in any twelve-month period may not exceed 3,000,000 shares.

Adjustments

In the event of a stock split, stock dividend, merger, consolidation, reorganization, recapitalization or other similar event or change in Allscripts’ issued common stock, the number of shares of common stock available under the Plan, the number of shares of common stock subject to then existing stock options, stock appreciation rights, restricted stock and restricted stock units and, if applicable, the exercise price of such awards will be proportionately adjusted by the Compensation Committee. In addition, the Plan allows the Compensation Committee, in its sole discretion, to accelerate or cash out awards in the event of a merger, consolidation or similar event with another corporation.

Change of Control

Upon a Change of Control (as defined in a grantee’s award agreement), the following will occur to the grantee’s applicable award granted under the Plan:

•	the portion of a grantee’s outstanding stock option award which has not vested will immediately vest and become exercisable and

•	the portion of the grantee’s outstanding restricted stock award which has not vested will immediately vest and become unrestricted.

Eligible Participants

Subject to the limitations of the Plan, the Compensation Committee has full power and discretion to determine which eligible persons will receive grants of stock options, stock appreciation rights, restricted stock or restricted stock units under the Plan. The Compensation Committee identifies key individuals who perform services for or on behalf of Allscripts, such as employees, officers, eligible directors (as defined in the Plan), consultants and agents of Allscripts. As of March 31, 2007, approximately 1,015 employees, officers and eligible directors would have been eligible to participate in the Plan. Because consultants and agents may not be directly employed by Allscripts, it is not possible to approximate the number of such consultants and agents that were or will be eligible to participate in the Plan.

Types of Stock Incentive Awards That May Be Made Under the Plan

Stock Options

The Compensation Committee has, subject to the limitations of the Plan, full power and discretion to determine which eligible persons will receive grants of stock options under the Plan, the number of shares of common stock subject to the grant, the fair market value of the common stock, when necessary, the per share exercise price of each option, the period during which the stock option may be exercised and the time and conditions of exercise of the grant. Prior to the exercise of a stock option, the holder of such option has no rights as a stockholder with respect to the shares of common stock subject to such option.

Options under the Plan may be either incentive stock options or nonqualified stock options. An incentive stock option is a stock option granted in accordance with Section 422 of the Internal Revenue Code of 1986, as amended, that is intended by the Compensation Committee to constitute an incentive stock option and may entitle the grantee to favorable tax treatment as described below. A nonqualified stock option is a stock option that is not an incentive stock option. Incentive stock options may only be granted to individuals who are Allscripts employees; individuals who are not Allscripts employees may only be granted nonqualified stock options. Incentive stock options are subject to additional limitations relating to, among others: employment status, minimum exercise price, length of exercise period, maximum value of the common stock underlying the stock options and a required holding period for common stock received upon exercise of the stock option.

The per share exercise price may not be less than the fair market value of Allscripts common stock on the date the option is granted. Under the Plan, the option holder may pay the exercise price in several ways upon exercise. He or she can pay: (1) in cash, (2) if the Compensation Committee so provides, by delivering previously owned Allscripts common stock with a fair market value equal to the exercise price or (3) if the Compensation Committee so provides, by a combination of these methods. For purposes of the Plan, “fair market value” means, as of any date: (a) the closing price of the common stock on such date if the common stock is actively traded or quoted on an established market or (b) the value that the Compensation Committee determines is the fair market value in good faith and in its sole discretion if the common stock is not actively traded or quoted in an established market.

Stock Appreciation Rights

The Compensation Committee has, subject to the limitations of the Plan, full power and discretion to determine which eligible persons will receive grants of stock appreciation rights, or SARs, under the Plan, the number of shares of common stock subject to the grant, the fair market value of the common stock, when necessary, the period during which the SAR may be exercised and the time and conditions of exercise of the grant. Prior to the exercise of an SAR, the holder of such SAR has no rights as a stockholder with respect to the shares of common stock subject to such SAR.

Under the Plan, an SAR may be granted independently or in tandem with a stock option. If an SAR is granted in tandem with a stock option, the exercise of the SAR will result in a cancellation of the related stock option with respect to the number of shares of common stock exercised, and vice versa.

Upon exercise of an SAR, the grantee will be paid the excess of the then fair market value of the number of shares of common stock to which the SAR relates over the fair market value of such number of shares at the date of grant of the SAR or of the related stock option, as the case may be. Such excess will be paid in cash, in common stock having a fair market value equal to such excess or a combination of the two, as determined by the Compensation Committee.

Restricted Stock and Restricted Stock Units

The Compensation Committee has, subject to the limitations of the Plan, full power and discretion to determine which eligible persons will receive grants of restricted stock and restricted stock units under the Plan, the number of shares of common stock subject to the grant, the time and conditions of vesting of the grant and restriction period. The grantee of restricted stock (but not restricted stock units) will be treated as the owner of shares of common stock and will have the right to vote such shares and will be entitled to receive all dividends and other distributions paid with respect to the restricted stock.

A holder of restricted stock may not sell or otherwise transfer the shares during the restricted period unless otherwise provided by the Compensation Committee and as specified in such holder’s award agreement. The restricted shares become freely transferable when the restriction period expires. At the end of the restricted period for restricted stock units, the holder will be paid in cash, shares of Allscripts common stock or both, as determined by the Compensation Committee.

Performance Criteria

Under the Plan, the Compensation Committee may designate any grant of stock options, SARs, restricted stock or restricted stock units as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. These awards will be conditioned on the achievement of one or more performance measures based on any of the following as selected by the Compensation Committee: total shareholder return, return on equity, return on capital employed, return on invested capital, cash flow, cumulative cash flow, operating profit, gross or pre-tax profits, post-tax profits, gross or net margins, consolidated net income, economic value added, improvements in financial ratings, achievement of balance sheet or income statement objectives, market or category share or costs.

Transferability

Generally, a stock option, SAR, restricted stock or restricted stock unit award may not be sold, assigned or otherwise transferred, except by will and by the laws of descent and distribution. In certain limited circumstances, the Compensation Committee, in its sole discretion, may provide that a nonqualified stock option may be transferred, subject to the terms and conditions established by the Compensation Committee.

Termination of Employment

Generally, stock options, SARs, restricted stock and restricted stock units granted under the Plan expire on the date determined by the Compensation Committee at the time of the grant, subject to earlier expiration as specified in a grantee’s award agreement if the grantee’s employment is terminated with Allscripts prior to that date.

With respect to incentive stock options, unless otherwise provided in a grantee’s award agreement relating to an incentive stock option granted under the Plan, the following rules apply:

•

If the grantee dies, his or her incentive stock option may be exercised, to the extent that the grantee could have done so at the date of death, for up to one year after the date of the grantee’s death (as the Compensation Committee may specify in the option agreement), but not later than the expiration date specified in the option agreement.

•

If a grantee’s employment terminates because of permanent disability, the grantee may exercise his or her incentive stock option, to the extent exercisable at the date of such termination, at any time, or from time to time, during the three month period following such termination date, but not later than the expiration date specified in the option agreement.

•

If a grantee’s employment terminates for any reason other than death or permanent disability, the grantee may exercise his or her incentive stock option, to the extent exercisable at the date of such termination, at any time, or from time to time, during the three month period following such termination date, but not later than the expiration date specified in the option agreement.

Amendments and Termination

Under its current terms, the Plan will terminate on April 23, 2014. The Board of Directors may amend, suspend or discontinue the Plan at any time. However, that the Board of Directors may not, without the stockholder approval: (a) increase the number of shares reserved for stock options, SARs, restricted stock and restricted stock units, (b) permit granting of any incentive stock option at any option price less than the fair market value at the date of grant, (c) change the class of individuals eligible to receive these stock incentives, (d) permit the granting of these stock incentives after April 23, 2014 or (3) materially (within the meaning of the rules of the NASDAQ Stock Market) change the terms of the Plan.

Plan Benefits

Allscripts granted 22,297 restricted stock units (“RSUs”) to David Bond on April 3, 2007, but did not grant RSUs to any other executive officer or any director. The total number of RSUs granted on April 3, 2007 is 246,479 for all employees (other than executive officers) as a group. All of these RSU grants are subject to shareholder approval.

Any other future benefits to be received by a person or group under the Plan (as amended and as described in the Board Proposal above) are not fully determinable at this time and will depend on individual and corporate performance and other determinations to be made by the Compensation Committee during fiscal year 2007.

During fiscal year 2006, only restricted stock awards were granted under the Plan. For grants awarded to our Named Executive Officers in fiscal year 2006 under the Plan, please see “Executive Compensation—2006 Grants of Plan-Based Awards” in this proxy statement. In fiscal year 2006, 145,820, 24,240 and 565,310 shares of restricted stock were granted to all of our current executive officers as a group, all of our current directors who are not executive officers as a group and all of our employees (other than current executive officers) as a group, respectively.

As of April 23, 2007, the following number of stock options have been granted under the Plan since its inception to the individuals or groups set forth below:

Name and Position	Number of Stock Options
Glen E. Tullman Chairman and Chief Executive Officer	1,637,254

William J. Davis Chief Financial Officer	435,000

Lee A. Shapiro President	955,500

Joseph E. Carey Former Chief Operating Officer	851,666

David A. Bond President, Healthmatics Business Unit	—

Robert A. Compton Director Nominee	75,000

Michael J. Kluger Director Nominee	90,000

John P. McConnell Director Nominee	—

All current executive officers	5,054,633
All current directors who are not executive officers	500,571
All employees (other than current executive officers)	5,724,160

Federal Income Tax Consequences

The following is a summary, based on current law, of some significant federal income tax consequences of awards under the Plan. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the Plan. Additionally, the income tax consequences under applicable state, local and foreign tax laws may not be the same as under federal income tax laws.

The following tax discussion is intended for the information of shareholders considering how to vote with respect to this amendment and not as tax guidance to participants in the Plan. Participants are strongly urged to consult with their own tax advisor regarding the federal, state, local, foreign and other tax consequences of their awards under the Plan.

Incentive Stock Options

Participants in the Plan do not recognize taxable income by reason of the grant or vesting of an incentive stock option. Upon exercise of an incentive stock option, its holder does not recognize taxable income (except for purposes of the alternative minimum tax).

If the shares acquired upon the exercise of an incentive stock option are held for the longer of two years from the date of grant and one year from the date the shares were transferred, any gain or loss arising from the subsequent disposition of such shares will be taxed as long-term capital gain or loss, and Allscripts will not be entitled to any deduction. If, however, such shares are disposed of within such two or one year period, then in the year of disposition, the participant will recognize compensation taxable as ordinary income (subject to income tax withholding with respect of an employee) equal to the excess of the lesser of the amount realized upon such sale and the fair market value of Allscripts common stock on the date of exercise over the exercise price. Generally, Allscripts will be entitled to a corresponding deduction.

Nonqualified Stock Options

Participants in the Plan do not recognize taxable income by reason of the grant or vesting of a nonqualified stock option, and Allscripts is not entitled to a tax deduction by reason of either event. Upon exercise of a nonqualified stock option, its holder recognizes ordinary income (subject to income tax withholding with respect of an employee) in an amount equal to the difference between the fair market value of Allscripts common stock at the time of exercise and the exercise price. Generally, Allscripts will be entitled to a corresponding tax deduction. Upon the subsequent sale of the Allscripts common stock acquired pursuant to the exercise of a nonqualified stock option, the holder will recognize a short-term or long-term capital gain or loss, depending on the length of time he or she has held the shares.

Stock Appreciation Right

Participants in the Plan do not recognize taxable income by reason of the grant or vesting of an SAR, and Allscripts is not entitled to a tax deduction by reason of either event. Upon exercise of an SAR, the holder recognizes ordinary income (subject to income tax withholding with respect of an employee) in an amount equal to the sum of any cash payment paid and the fair market value of any shares of Allscripts common stock delivered to the holder of the SAR. Generally, Allscripts is entitled to a corresponding tax deduction.

Restricted Stock

Participants in the Plan do not recognize taxable income by reason of the grant of a restricted stock award, and Allscripts is not entitled to a deduction at such time, unless the holder makes an election under Section 83(b) of the Internal Revenue Code to be taxed at such time. If such an election is made, the holder will recognize compensation taxable as ordinary income (subject to income tax withholding in respect of an employee) at the time of grant in an amount equal to the fair market value of Allscripts common stock at the time of grant over the amount, if any, paid for such stock. If such election is not made, the holder will recognize compensation taxable as ordinary income (subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the fair market value of Allscripts common stock at such time over the amount, if any, paid for such stock. Allscripts will be entitled to a corresponding deduction at the time ordinary income is recognized, except to the extent the compensation deduction limit of Section 162(m) of the Internal Revenue Code applies. In addition, a holder of restricted stock receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (subject to income tax withholding in respect of an employee), rather than dividend income. Allscripts will be entitled to a corresponding deduction, except to the extent the compensation deduction limit of Section 162(m) of the Internal Revenue Code applies.

Restricted Stock Units

Participants in the Plan do not recognize taxable income by reason of the grant of a restricted stock unit, and Allscripts is not entitled to a deduction at such time. The holder of a restricted stock unit award recognizes ordinary income (subject to income tax withholding in respect of an employee) at the time the restrictions lapse and the award is settled equal to sum of the fair market value of any Allscripts common stock delivered, plus the amount of any cash paid to the holder. Allscripts will be entitled to a corresponding deduction, except to the extent the compensation deduction limit of Section 162(m) of the Internal Revenue Code applies.

Section 162(m)

Section 162(m) of the Code limits the deductibility of certain compensation of the Chief Executive Officer and the next four most highly compensated officers of publicly-held corporations. Compensation paid to such an officer during a year in excess of $1 million that is not performance-based (or does not comply with other exceptions) would not be deductible on the Company’s federal income tax return for that year. It is intended that compensation attributable to stock options and SARs granted under the Plan will qualify as performance-based. The Board of Directors will evaluate from time to time the relative benefits to Allscripts of qualifying other awards under the Plan for deductibility under Section 162(m) of the Internal Revenue Code.

Vote Required and Board Recommendation

The affirmative vote of holders of a majority of the shares of common stock represented at the Annual Meeting is required to approve the Amendment to the Plan.

The Board of Directors unanimously recommends a vote FOR the approval of the Amendment to the Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan.

Proposal 3

Independent Public Accountants

The Audit Committee has re-appointed Grant Thornton LLP as Allscripts’ independent registered public accounting firm to audit and report on the financial statements and internal control over financial reporting for the fiscal year ending December 31, 2007. Although we are not required to do so, we believe that it is appropriate to request that stockholders ratify the appointment of Grant Thornton. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders’ rejection and the Audit Committee may reconsider the appointment. Representatives of Grant Thornton will be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

The Board of Directors and the Audit Committee unanimously recommend a vote FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2007.

Disclosure of Independent Accountant Fees

The following table shows the fees billed for audit, audit-related, tax and all other services rendered in 2006 and 2005 by Grant Thornton LLP, our principal independent public accountants for these years:

	Year Ended December 31, 2006	Year Ended December 31, 2005
Audit fees(a)	$651,946	$356,793
Audit-related Fees	—	—
Tax fees	—	—
All other fees	—	—

	$651,946	$356,793

(a) Audit fees

Audit fees include fees for the audit of the annual financial statements, the audit of internal control over financial reporting, the reviews of financial statements included in Allscripts’ quarterly Form 10-Qs, fees in connection with our Form S-3 filings and fees related to our acquisition of A4.

Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of the following four categories of service to the Audit Committee for approval.

1.	Audit services include audit work performed on the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.	Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditor’s tax personnel, including tax analysis, assisting with coordination of execution of tax related activities primarily in the area of corporate development, supporting other tax related regulatory requirements, and tax compliance and reporting.

4.	Other fees are those associated with services not captured in the other categories. As a general matter, Allscripts no longer requests such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves independent auditor services within each category. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budgeted fees periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members.

Appendix A

AMENDMENT (SUBJECT TO STOCKHOLDER APPROVAL) TO

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

AMENDED AND RESTATED

1993 STOCK INCENTIVE PLAN

The second sentence of Section 3 is hereby deleted in its entirety and replaced with the following:

“The maximum number of Common Shares that may be issued pursuant to all grants under this Plan shall not exceed 11,593,489, plus shares attributable to awards that were forfeited or cancelled under the Predecessor Plans.”

A-1

Appendix B

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

1993 STOCK INCENTIVE PLAN

(As Amended and Restated Effective April 28, 2005)

1. History and Effective Date. On September 14, 1993, the Board of Directors of Allscripts Healthcare Solutions, Inc., successor-by-merger to Allscripts, Inc. (the “Company”), approved the adoption of the Company’s 1993 Stock Incentive Plan (the “Plan”), which was amended and restated on June 7, 1999 and has been subsequently amended thereafter. The Company had previously adopted the Incentive Stock Option Plan (the “Initial Option Plan”), a 1990 Stock Option Plan (the “1990 Plan”), a Consultant Option Plan (the “Consultant Plan”) and an Amended and Restated 1993 Eligible Director Stock Option Plan (the “Director Plan”) (the Initial Option Plan, 1990 Plan, Consultant Plan and Director Plan being collectively referred to herein as the “Predecessor Plans”). Following the adoption of the Plan, shares attributable to awards that were forfeited or cancelled under the Predecessor Plans were added back to the shares available for awards under this Plan.

Effective June 28, 1999 the Company effected a reverse split of its common shares, $0.01 par value per share (the “Common Shares”), pursuant to which each Common Share was converted into one-sixth of a Common Share (the “Reverse Split”), and all references in this Plan to numbers of Common Shares shall reflect the Reverse Split.

On April 23, 2004, the Board of Directors of the Company adopted an amendment of the Plan, subject to the approval of the Company’s stockholders, as set forth herein.

2. Purpose; Types of Awards. The purpose of the Plan is to provide a means whereby the Company may, through the grant of equity-based incentives to key individuals who perform services for or on behalf of the Company (such as employees, officers, Eligible Directors, consultants and agents of the Company), attract and retain persons of ability as key individuals and motivate such persons to exert their best efforts on behalf of the Company. “Eligible Directors” means members of the Board of Directors of the Company who are not employees or officers of the Company or of any other entity and who do not own beneficially, or are not affiliated with an entity that owns beneficially 10% or more of the Company’s outstanding voting securities on the date when Stock Incentives are to be granted to such persons under the Plan. The Plan authorizes the grant to such key individuals of the Company of equity-based incentives in the form of (a) incentive stock options (“ISOs”) to purchase Common Shares that are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), (b) nonqualified stock options to purchase Common Shares that are not intended to qualify under Code Section 422 (“Nonqualified Options”), (c) stock appreciation rights (“SARs”), (d) Common Shares, the vesting of which is subject to restrictions and conditions (“Restricted Stock”), and (e) the right to receive Common Shares in the future, provided that certain restrictions and conditions are satisfied (“Restricted Stock Units”). ISOs and Nonqualified Options are referred to collectively under the Plan as “Options.” Options, SARs, Restricted Stock and Restricted Stock Units are referred to collectively as “Stock Incentives” under the Plan.

3. Number of Shares Available Under Plan. Stock Incentives may be granted by the Company from time to time to key individuals who perform services for or on behalf of the Company (such recipients being hereafter referred to as “grantees”). The maximum number of Common Shares that may be issued pursuant to all grants under this Plan shall not exceed 10,093,489. The Common Shares issued upon exercise of Stock Incentives granted under this Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both. Any shares subject to a Stock Incentive that lapses, expires, terminates, is forfeited or is cancelled under the Plan or any Predecessor Plan without the issuance of Common Shares (including, if applicable, Common Shares that are not issued because they were used to satisfy tax withholding or payment of the exercise price of a Stock Incentive), shall again become available for issuance of Stock Incentives under the Plan. In no event shall the number of Common Shares underlying Stock Incentives granted hereunder to any individual in any twelve-month period exceed 3,000,000 Common Shares.

4. Administration. This Plan shall be administered by the Compensation Committee (the “Committee”) as appointed by the Board of Directors of the Company (the “Board”). To the extent that the Board deems it necessary or desirable, each member of the Committee shall qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and as an “outside director” within the meaning of Section 162(m) of the Code.

The Committee may interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable, except, as otherwise expressly reserved in the Plan to the Board.

The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

No member or former member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Incentive awarded under it. To the maximum extent permitted by applicable law, each member or former member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as directors or under the By-Laws of the Company.

5. Eligibility and Awards. The Committee shall, subject to the limitations of the Plan, have full power and discretion to establish selection guidelines; to select eligible persons for participation; and to determine the form of grant, either in the form of Options, SARs, Restricted Stock or Restricted Stock Units, or combinations thereof, the number of Common Shares subject to the grant, the fair market value of the Common Shares, when necessary, the restriction and forfeiture provisions relating to Common Shares, the time and conditions of vesting or exercise, the conditions, if any, under which time of vesting or exercise may be accelerated, the conditions, form, time, manner and terms of payment of any award, and all other terms and conditions of the grant; provided, however, that ISOs shall not be granted to any individual who is not an employee of the Company. Each Stock Incentive award under the Plan shall be evidenced by a written agreement setting forth the terms and conditions applicable to such award, as determined by the Committee in its sole discretion.

6. Terms and Conditions of Options. Each Option granted under the Plan shall be subject to the following terms and conditions, and to such other terms and conditions as the Committee may deem appropriate, which shall be specified in the Option agreement:

(a) Term. Each Option agreement shall specify the period for which the Option is exercisable and shall provide that the Option shall expire at the end of such period.

(b) Exercise Price. The per share exercise price of each Option shall be determined by the Committee at the time the Option is granted and shall not be less than the fair market value of a share on the grant date.

(c) Exercise of Options. No part of any Option may be exercised until the grantee has satisfied the conditions (e.g., such as remaining in the employ of the Company for a certain period of time), if any, specified by the Committee. An Option may be exercised, to the extent exercisable by its terms, at such time or times as may be determined by the Committee. The Committee, in its sole discretion, shall establish the terms and conditions, regarding the period of time, if any, that an Option may be exercised following a grantee’s termination of service with the Company. If an Option is granted in tandem with an SAR, exercise of the Option shall result in termination of the related SAR with respect to the shares exercised, and vice versa.

(d) Payment of Purchase Price Upon Exercise of an Option. Upon the exercise of an Option, the purchase price shall be paid in cash or, if the Committee so provides, in Common Shares of the Company valued at their fair market value on the date of exercise, or in any combination of cash or Common Shares. For purposes of the Plan, “fair market value” means, as of any date, if the Common Shares are actively traded or quoted on an established market (such as a national securities exchange or the National Association of Securities Dealers Automated Quotation System (“Nasdaq”)), the closing price of the Common Shares on such date or, if the shares are not actively traded or quoted in an established market, the value that the Committee determines is the fair market value in good faith and in its sole discretion.

(e) Special Rules Applicable to ISOs. In addition to the foregoing, ISOs shall be subject to the following special rules:

(i) An ISO must be granted within ten years of the date this amendment and restatement of this Plan was adopted by the Board.

(ii) The term of the ISO may not be more than ten years from the date the ISO is granted (five years, in the case of a person who owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than 10% of the voting power of all classes of stock of the Company on the date the ISO is granted).

(iii) The per share exercise price of an ISO shall not be less than the fair market value (or if granted to a person who owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than 10% of the voting power of all classes of stock of the Company, 110% of fair market value) (but in no event less than the par value) of the Common Shares of the Company on the date the ISO is granted.

(iv) No ISO may be granted under the Plan to any employee if in the calendar year in which the ISO is first exercisable the aggregate fair market value (determined as of the date of grant) of Common Shares of the Company for which such employee has been granted ISOs that first become exercisable in such calendar year exceeds $100,000.

(v) If the grantee dies, his or her ISO may be exercised, to the extent that the grantee could have done so at the date of death, by the person or persons to whom the grantee’s rights under the ISO pass by will or applicable law, or if no such person has such right, by the grantee’s executors or administrators, at any time, or from time to time, for up to one year after the date of the grantee’s death (as the Committee may specify in the Option agreement), but not later than the expiration date specified in the Option agreement.

(vi) If a grantee’s employment with the Company terminates because of permanent disability, the grantee may exercise his or her ISO, to the extent exercisable at the date of such termination, at any time, or from time to time, within one year of such termination, but not later than the expiration date specified in the Option agreement. For purposes of the Plan, the term “permanent disability” means the permanent incapacity of a grantee to perform the usual duties of his or her employment by reason of physical or mental impairment. Permanent disability shall be deemed to exist when so determined by the Committee based upon a written opinion of a licensed physician who has been approved by the Committee.

(vii) If a grantee’s employment with the Company terminates for any reason other than death or permanent disability, the grantee may exercise his or her ISO, to the extent exercisable at the date of such termination, at any time, or from time to time, during the three month period following such termination date, but not later than the expiration date specified in the Option agreement.

To the extent that any Option granted under the Plan is intended to be an ISO, but does not satisfy the requirements of Code Section 422, such Option shall be treated as a Nonqualified Option.

(f) Repricing. Except for adjustments pursuant to paragraph 12 (relating to adjustments to shares), the purchase price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price, without the approval of the Company’s stockholders.

7. Terms and Conditions of SARs. A grantee who is awarded a SAR shall have the right to receive cash or Common Shares having a fair market value equal to the appreciation in market value of a stated number of Common Shares from the date of grant. Each SAR granted under the Plan shall be subject to the following terms and conditions, and to such other terms and conditions as the Committee may deem appropriate, which shall be specified in the SAR agreement.

(a) Term. Each SAR agreement shall specify the period for which the SAR is exercisable and shall provide that the SAR shall expire at the end of such period. SARs may be granted in tandem with or with reference to an Option, in which event the grantee may elect to exercise either the Option or the SAR (as to the same Common Shares subject to the Option and the SAR), or the SAR may be granted independently of a related Option. A SAR shall be exercisable not more than ten years after the date of grant if granted in tandem with or with reference to an ISO.

(b) Exercise of SARs. No part of any SAR may be exercised until the grantee has satisfied the conditions (e.g., such as remaining in the employ of the Company for a certain period of time), if any, specified by the Committee. A SAR may be exercised, to the extent exercisable by its terms, at such time or times as may be determined by the Committee. The Committee, in its sole discretion, shall establish the terms and conditions, regarding the period of time, if any, that a SAR may be exercised following a grantee’s termination of service with the Company. If a SAR is granted in tandem with an Option, exercise of the SAR shall result in termination of the related Option with respect to the number of shares exercised, and vice versa.

(c) Payment. Upon exercise of a SAR, the grantee shall be paid the excess of the then fair market value of the number of shares to which the SAR relates over the fair market value of such number of shares at the date of grant of the SAR or of the related Option, as the case may be. Such excess shall be paid in cash or in Common Shares having a fair market value equal to such excess, or a combination thereof, as the Committee shall determine.

8. Terms and Conditions of Restricted Stock and Restricted Stock Units. The Committee may award a grantee Restricted Stock or Restricted Stock Units, as determined by the Committee in its sole discretion. For purposes of the Plan, “Restricted Stock” is a grant of Common Shares, and a “Restricted Stock Unit” is the grant of the right to receive Common Shares in the future, with such Common Shares, or right to future delivery, subject to a risk of forfeiture or other restrictions. The period beginning on the date of grant of Restricted Stock or Restricted Stock Units and ending on the date of vesting of such stock or units, is referred to as the “Restricted Period.”

(a) Eligibility; Terms of Awards. The Committee shall designate the grantees to whom Restricted Stock or Restricted Stock Units are to be awarded and the number of Common Shares or units that are subject to each such award, subject to such restrictions, limitations and conditions as the Committee, in its sole discretion, deems appropriate, as set forth in the Restricted Stock agreement applicable to the award.

(b) Restricted Period. During the Restricted Period with respect to an award of Restricted Stock, in addition to the other terms and conditions established by the Committee, the following terms and conditions shall apply:

(i) The shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Restricted Period or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock agreement. All rights with respect to the Restricted Stock granted to a grantee under the Plan shall be exercisable during his or her lifetime only by such grantee.

(ii) The grantee shall be treated as the owner of shares of Restricted Stock (but not Restricted Stock Units) and shall have the right to vote such shares and shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock. If any such dividends or distributions are paid in Common Shares or other property, such shares or property shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

(iii) Each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend, in addition to such other legends as the Committee deems appropriate, including those to reflect restrictions under applicable Federal or state securities law:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Allscripts Healthcare Solutions, Inc. 1993 Stock Incentive Plan, as amended, and rules and administration adopted pursuant to such Plan, and a Restricted Stock Agreement. A copy of the Plan, such rules and such Restricted Stock Agreement may be obtained from the Secretary of Allscripts Healthcare Solutions, Inc.”

(c) Removal of Restrictions. Except as otherwise provided in the Plan or a Restricted Stock agreement, after the last day of the Restricted Period with respect to all or a portion of the Restricted Stock, the shares that are no longer subject to the Restricted Period shall become freely transferable by the grantee. As soon as practicable after the end of the Restricted Period, a new or additional certificate for such shares without the legend set forth in paragraph 8(b) shall be delivered to the grantee. Restricted Stock Units for which the Restricted Period has ended may be paid in cash, Common Shares, or any combination thereof, as determined by the Committee.

9. Performance Based Awards. The Committee may designate whether any Stock Incentive granted to any grantee is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Stock Incentives designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m). The performance measures shall be based on any one or more of the following, as selected by the Committee: total shareholder return, return on equity, return on capital employed, return on invested capital, cash flow, cumulative cash flow, operating profit, gross or pre-tax profits, post-tax profits, gross or net margins, consolidated net income, economic value added, improvements in financial ratings, achievement of balance sheet or income statement objectives, market or category share or costs. For Stock Incentives that are intended to be performance-based compensation under this paragraph 9, the grant of the Stock Incentive and the establishment of the performance measures shall be made during the period required under Code Section 162(m). The payout of any such Stock Incentive to a “covered employee” (within the meaning of Code Section 162(m)) may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee. The number of Common Shares which may be issued in any fiscal year with respect to Restricted Stock or Restricted Stock Units that are intended to be performance-based compensation under this paragraph 9 shall not exceed 3,000,000 shares.

10. Transferability. Except as provided in this paragraph 10, no Stock Incentive may be assigned or otherwise transferred. Each Stock Incentive granted under the Plan shall be transferable by will and by the laws of descent and distribution. In addition, under such rules and procedures as the Committee may establish and subject to the discretion of the Committee, the grantee of a Nonqualified Option may transfer such Option, without value, to a member of the grantee’s immediate family or to a trust or partnership for the benefit of the grantee or his or her immediate family, provided that (i) the applicable Option agreement expressly so permits and (ii) the grantee provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any Option held by a transferee shall be subject to the same terms and conditions that applied immediately prior to the transfer. No ISO may be assigned or otherwise transferred in any manner.

11. No Rights as a Stockholder. No grantee shall have any rights as a stockholder with respect to any Common Shares underlying Stock Incentives granted under the Plan prior to the date, if any, Common Shares are issued in the grantee’s name.

12. Adjustments in Event of Change in Common Shares. If during the term of this Plan, there shall be any change in the Company’s Common Shares through a merger, consolidation, reorganization, recapitalization or otherwise, or if there shall be a dividend on the Company’s Common Shares, payable in Common Shares, or if there shall be a stock split, combination or other change in the Company’s issued Common Shares, the Common Shares available under this Plan shall be increased or decreased proportionately to give effect to such change in the Common Shares and the number of shares subject to then existing Stock Incentives and, if applicable, the exercise price thereof, shall be proportionately adjusted so that upon the issuance of Common Shares pursuant to such Stock Incentives, the person receiving such Common Shares will receive the securities which would have been received if the issuance of Common Shares pursuant to the Stock Incentives had occurred immediately prior to such merger, consolidation, reorganization, recapitalization, dividend, stock split, combination or other change provided, however, in the event of a merger, consolidation, or similar event with another corporation, all or any portion of the Stock Incentives may be cancelled by the Committee on or immediately prior to the effective date of the applicable transaction, if the Committee gives reasonable advance notice of the cancellation to each affected grantee and either: (i) the grantee is permitted to exercise the Stock Incentive, where applicable, for a reasonable period prior to the effective date of the cancellation; or (ii) the grantee receives payment or other benefits that the Committee determines to be reasonable compensation for the value of the cancelled Stock Incentives. Each such Stock Incentive shall be adjusted to nearest whole share, rounding downwards. In no event shall any fractional share become subject to a Stock Incentive issued hereunder.

13. Compliance with Other Laws and Regulations. The Plan, the grant and exercise of Stock Incentives thereunder, and the obligation of the Company to sell and deliver Common Shares under such Stock Incentives, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. If at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee. If shares are not required to be registered, but are exempt from registration, upon transfer of any shares pursuant to the exercise or vesting of a Stock Incentive, the Company may require each grantee, to represent that the shares are being acquired for investment only and not with a view to their sale or distribution, and to make such other representations deemed appropriate by counsel to the Company. Stock certificates evidencing unregistered shares acquired upon exercise of Stock Incentives shall bear any legend required by applicable state securities laws and a restrictive legend substantially as follows:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be transferred in the absence of such registration or an opinion of counsel acceptable to the Company that such transfer will not require registration under such Act.

14. No Rights to Continued Employment. The Plan and any Stock Incentive granted under the Plan shall not confer upon any grantee any right with respect to employment or the continuance of employment by the Company, nor shall they affect in any way the right of the Company to terminate the grantee’s relationship with the Company (including his or her employment) at any time.

15. Withholding. The Committee in its discretion may cause to be made as a condition precedent to the payment of any cash or stock, appropriate arrangements for the withholding of any federal, state, local or foreign taxes.

16. Amendment, Suspension and Discontinuance. The Board may from time to time amend, suspend or discontinue the Plan; provided, however, no action of the Board may, without the approval of the Company’s stockholders (a) increase the number of shares reserved for Stock Incentives pursuant to paragraph 3; (b) permit granting of any ISO at any option price less fair market value at the date of grant; (c) change the class of individuals eligible to receive Stock Incentives; (d) permit the granting of Stock Incentives after the termination date provided for in paragraph 17; or (e) materially (within the meaning of rules of Nasdaq) change the terms of the Plan.

17. Term of Plan. This Plan shall terminate and no Stock Incentive shall be granted after April 23, 2014; provided that any Stock Incentives granted prior to such date may be exercised in accordance with their terms.

18. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Illinois.

1. ELECTION OF DIRECTORS —Nominees:

FOR WITHHOLD FOR ALL ALL ALL EXCEPT

01 Robert A. Compton,

02 Michael J. Kluger, and

03 John P. McConnell

(INSTRUCTION: To withhold authority to vote for any individual nominees, write that nominee’s name in the space below.)

Mark Here for Address Change or Comments

PLEASE SEE REVERSE SIDE

Please mark your votes like this in blue or black ink. X

2. Approval of the Amendment to the Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan

FOR AGAINST ABSTAIN

3. Ratification of the appointment of Grant Thornton LLP as independent accountants for 2007.

FOR AGAIN ST ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of all listed Directors, FOR the approval of the Amendment to the Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan and FOR the ratification of the app ointment of Grant Thornton LLP as independent accountants for 2007.

Dated:             , 2007

Signature

Signature if Held Jointly

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

PROXY PROXY

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

222 Merchandise Mart Plaza, Suite 2024 Chicago, IL 60654

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Glen E. Tullman and William J. Davis, and each of them, as Proxies, each with power of substitution, and hereby authorizes them to vote, as designated below, all shares of common stock of Allscripts Healthcare Solutions, Inc. held of record by the undersigned on April 23, 2007, at the annual meeting of stockholders to be held on June 19, 2007, and any adjournment thereof. If only one Proxy is present at the Meeting, then that one may exercise the power of all the Proxies hereunder.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

(Cotninued and to be signed on reverse side)

FOLD AND DETACH HERE